                  MORTGAGE, SECURITY AGREEMENT,
                 ASSIGNMENT OF LEASES AND RENTS
                       AND FIXTURE FILING

                  Dated as of February 10, 1997

                             Made by

                  LASALLE NATIONAL TRUST, N.A.,
               successor to LASALLE NATIONAL BANK,
        Trustee under Trust Agreement dated June 10, 1970
                  and known as Trust No. 40940,
                          as Mortgagor

                 and WATER TOWER JOINT VENTURE,
                         as Beneficiary

                           To and With

           LEHMAN BROTHERS HOLDINGS INC. d/b/a LEHMAN
      CAPITAL, a division of LEHMAN BROTHERS HOLDINGS INC.
                          as Mortgagee
                   --------------------------
                           Secured By
                          -------------
                        Property Address:
                    845 North Michigan Avenue
                 Chicago, Cook County, Illinois
                      P.I.N. 17-03-226-030
         -----------------------------------------------

                 This instrument was prepared by
              and after recording please return to:

                      James L. Gregory III
                     Thacher Proffitt & Wood
                     Two World Trade Center
                       New York, NY 10048

                        TABLE OF CONTENTS
                                                                     Page
                                                                     ----


PRELIMINARY STATEMENT                                                -1-

1.   CERTAIN DEFINITIONS                                             -4-
           Affiliate                                                 -4-
           Agreement of Partnership of Beneficiary                   -5-
           Alteration                                                -5-
           Anchor Leases                                             -5-
           Approved Control Party                                    -5-
           Architect                                                 -6-
           Beneficiary                                               -6-
           Business Day                                              -6-
           Cash                                                      -6-
           Cash Flow                                                 -6-
           Closing Date                                              -6-
           Condominium Deed                                          -6-
           Credit Facility                                           -6-
           Debt Securities                                           -6-
           Declaration of Easements                                  -7-
           Default                                                   -7-
           Default Event                                             -7-
           Default Rate                                              -7-
           D&P                                                       -7-
           Eligible Collateral                                       -7-
           Employee Benefit Plan                                     -7-
           Environmental Laws                                        -7-
           Equipment                                                 -7-
           ERISA                                                     -8-
           Event                                                     -8-
           Exculpated Persons                                        -8-
           Excusable Delay                                           -8-
           Fiscal Year                                               -8-
           General Partner                                           -8-
           Hazardous Substances                                      -8-
           Impositions                                               -8-
           Improvements                                              -9-
           Institutional Lender                                      -9-
           Insurance Requirements                                    -9-
           Investment Grade                                          -9-
           IRC                                                       -9-
           Land                                                      -9-
           Land Trust                                                -9-
           Lease                                                     -9-
           Legal Requirements                                        -9-
           Letter of Credit                                         -10-
           Management Agreement                                     -10-
           Manager                                                  -10-
           Maturity                                                 -10-
           Moody's                                                  -10-
           Mortgage                                                 -10-
           Mortgagee                                                -10-
           Mortgagor                                                -10-
           Multiemployer Plan                                       -10-
           Officers' Certificate                                    -11-
           Operating Agreement                                      -11-
           Operating Expenses                                       -11-
           Operating Income                                         -11-
           Pension Plan                                             -11-
           Permitted Exceptions                                     -11-
           Permitted Owner                                          -12-
           Person                                                   -12-

           Personal Property                                        -12-
           Pre-Approved Property Manager                            -12-
           Premises                                                 -12-
           Principal                                                -12-
           Proceeds                                                 -13-
           Property                                                 -13-
           Rating Agencies                                          -13-
           Renewal Lease                                            -13-
           Required Rating                                          -13-
           Restoration                                              -13-
           S&P                                                      -13-
           Secured Obligations                                      -13-
           Security Documents                                       -13-
           Subordinate Mortgage                                     -13-
           Surety Bond                                              -13-
           Taking                                                   -14-
           Tenant                                                   -14-
           Test Indebtedness                                        -14-
           Third Party Guaranty                                     -14-
           Total Loss                                               -14-
           Total Taking                                             -14-
           Trust Agreement                                          -14-
           U.S. Government Securities                               -14-
           Urban Approved Entity                                    -15-

2.   INTENTIONALLY DELETED                                          -15-

3.   PARTICULAR COVENANTS, REPRESENTATIONS AND WARRANTIES.          -15-
     3.1.  Validity and Issuance of the Notes; Title to the
           Premises                                                 -15-
     3.2.  Maintenance of Validity and Recording                    -16-
     3.3.  Negative Covenants                                       -17-
     3.4.  Existence and Rights                                     -18-
     3.5.  Tax Escrow; Payment of Taxes and Other Claims            -18-
     3.6.  Payment of Certain Amounts                               -19-

4.   MAINTENANCE AND REPAIRS, SHORING                               -19-

5.   UTILITY SERVICES                                               -20-

6.   NO CLAIMS AGAINST MORTGAGEE                                    -20-

7.   INDEMNIFICATION BY THE BENEFICIARY                             -20-

8.   INSPECTION                                                     -22-

9.   PAYMENT OF IMPOSITIONS, ETC                                    -22-

10.  COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS               -22-

11.  LIENS                                                          -24-

12.  PERMITTED CONTESTS                                             -24-

13.  INSURANCE                                                      -25-
     13.1. Risks to be Insured                                      -25-
     13.2. Policy Provisions                                        -26-
     13.3. Certificates                                             -26-
     13.4. Replacement Policies                                     -27-
     13.5. Reports of Independent Insurance Brokers                 -27-
     13.6. Separate Insurance                                       -27-

14.  ALTERATIONS AND ADDITIONS, ETC.                                -27-

15.  DAMAGE, DESTRUCTION AND RESTORATION                            -30-
     15.1. The Beneficiary to Give Notice                           -30-
     15.2. Application of Insurance Proceeds                        -30-
     15.3. Restoration                                              -32-

16.  TAKING OF PROPERTY                                             -33-
     16.1. The Beneficiary to Give Notice; Assignment
           of Awards, etc.                                          -33-
     16.2. Partial Taking                                           -33-
     16.3. Application of Awards, etc.                              -34-

17.  EVICTION BY PARAMOUNT TITLE                                    -34-

18.  BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND
     OTHER INFORMATION                                              -34-
     18.1. Books and Records                                        -35-
     18.2. Financial Statements                                     -35-
     18.3. Additional Information                                   -35-
     18.4. Other Information                                        -36-

19.  TRANSFERS, INDEBTEDNESS AND SUBORDINATE MORTGAGES              -36-
     19.1. Sale of the Property; Management of the
           Property                                                 -36-
     19.2. Indebtedness                                             -37-
     19.3. Subordinate Mortgages                                    -40-
     19.4. Notice                                                   -40-

20.  PERFORMANCE OF LEASES; APPLICATION OF RENTS                    -40-

21.  NO ENDORSEMENT                                                 -44-

22.  NO CREDIT FOR PAYMENT OF TAXES OR IMPOSITIONS                  -44-

23.  EVENT OF DEFAULT; ACCELERATION OF NOTES                        -44-

24.  COMPROMISE OF ACTIONS                                          -47-

25.  FORECLOSURE                                                    -47-
     25.1. Foreclosure                                              -47-
     25.2. Several Parcels                                          -48-
     25.3. Waivers                                                  -48-
     25.4. Recovery of Advances                                     -49-
     25.5. Sale                                                     -49-

26.  MORTGAGEE AUTHORIZED TO EXECUTE INSTRUMENTS                    -50-

27.  PURCHASE OF PROPERTY BY MORTGAGEE                              -50-

28.  RECEIPT A SUFFICIENT DISCHARGE TO PURCHASER                    -50-

29.  WAIVER OF MARSHALLING, APPRAISEMENT, VALUATION                 -50-

30.  SALE SHALL BE A BAR AGAINST MORTGAGOR                          -50-

31.  APPLICATION OF PROCEEDS OF SALE, CREDIT FACILITIES AND
     ELIGIBLE COLLATERAL                                            -51-

32.  APPOINTMENT OF RECEIVER                                        -51-

33.  POSSESSION, MANAGEMENT AND INCOME                              -51-

34.  RIGHT OF MORTGAGEE TO PERFORM MORTGAGOR'S AND BENEFICIARY'S
     COVENANTS                                                      -53-

35.  REMEDIES CUMULATIVE                                            -54-

36.  APPLICABLE LAW                                                 -54-

37.  NO WAIVER                                                      -54-

38.  OBLIGATIONS ARE WITHOUT RECOURSE                               -54-

39.  STAMP AND OTHER TAXES                                          -57-

40.  FURTHER ASSURANCES                                             -57-

41.  ESTOPPEL CERTIFICATES                                          -57-

42.  ADDITIONAL SECURITY                                            -58-

43.  FINANCING STATEMENT                                            -58-

44.  RELEASE                                                        -58-

45.  CHANGES IN LAW REGARDING TAXATION                              -59-

46.  [Intentionally omitted.]                                       -59-

47.  SEVERABILITY                                                   -59-

48.  SECURITY AGREEMENT, ETC                                        -59-
     48.1. Grant of Security                                        -59-
     48.2. Financing Statements                                     -59-
     48.3. Multiple Remedies                                        -60-
     48.4. Waiver of Rights                                         -60-
     48.5. Expenses of Disposition of the Property                  -60-

49.  EXPENSES OF MORTGAGEE                                          -60-

50.  USURY                                                          -61-

51.  MISCELLANEOUS                                                  -62-

52.  NON-MERGER                                                     -62-

53.  ASSIGNMENT OF RENTS AND MORTGAGOR'S AND BENEFICIARY'S
     INTEREST IN LEASES                                             -62-

54.  WAIVER OF TRIAL BY JURY                                        -66-

55.  CONFIDENTIALITY                                                -66-

56.  NOTICES                                                        -66-

57.  INVESTMENTS                                                    -68-

58.  SPECIAL PROVISIONS RELATING TO SUBDIVISION                     -69-

59.  APPOINTMENT OF MORTGAGEE AS ATTORNEY-IN-FACT                   -71-

60.  JOINT AND SEVERAL LIABILITY                                    -71-

61.  MORTGAGOR EXECUTING AS TRUSTEE                                 -71-

EXHIBITS

EXHIBIT A      --   Legal Description of Property

EXHIBIT B      --   Permitted Exceptions

EXHIBIT C      --   Subordination Provisions for Permitted Subordinate
                    Mortgages

EXHIBIT D      --   Insurance Requirements

EXHIBIT E      --   Form of Assumption

          THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS
AND FIXTURE FILING is dated as of February 10, 1997 and is made by and between
(i) LASALLE NATIONAL TRUST, N.A., successor to LaSalle National Bank and a national banking association not personally but as land trustee under Trust Agreement dated June 10, 1970 and known as Trust No. 40940 (the "Trust Agreement"), as Mortgagor, (ii) the Beneficiary and (iii) LEHMAN BROTHERS HOLDINGS INC. d/b/a LEHMAN CAPITAL, a division of LEHMAN BROTHERS HOLDINGS INC.

                      PRELIMINARY STATEMENT

          WHEREAS, the Mortgagor, as the owner of the Property (as defined below), has been directed, pursuant to a direction to execute, to execute and deliver this Mortgage covering the Property, and hereby to mortgage, grant, convey, transfer and assign the Property to the Mortgagee, in order to secure the payment of the principal of, interest on, and all other amounts payable under, the Notes and this Mortgage, and to secure the performance by the Mortgagor and the Beneficiary of the covenants and agreements contained in this Mortgage and the other Security Documents.

          WHEREAS, the Beneficiary has duly authorized the execution and delivery of, and has duly directed the Mortgagor to execute and deliver, this Mortgage and has taken all actions required by law and all other actions required therefor.

          WHEREAS, Beneficiary has duly and validly authorized, executed and delivered the Notes and taken all actions required by law and all other actions required therefor.

          WHEREAS, simultaneously with the making and delivery of the Notes and the execution and delivery of this Mortgage, the Mortgagor shall execute and deliver to the Mortgagee all the other Security Documents as security for payment and performance of the Notes.

          NOW, THEREFORE, in order to secure the payment by the Beneficiary of the principal of, interest on, and all other amounts payable under, the Notes; the payment of all amounts payable under this Mortgage and the other Security Documents; and the performance by the Mortgagor and the Beneficiary of their respective covenants and agreements contained in this Mortgage and the other Security Documents (but in no event shall this Mortgage secure any amount in excess of Five Hundred Million Dollars $500,000,000); the Beneficiary, the Mortgagor and the Mortgagee by these presents do hereby agree as follows:

          THE MORTGAGOR AND THE BENEFICIARY HEREBY MORTGAGE, GRANT, REMISE, CONVEY, TRANSFER AND ASSIGN unto the Mortgagee, its successors and assigns the following property (hereinafter collectively referred to as the "Property"):

          I. ALL ESTATE, right, title and interest of the Mortgagor, now owned or hereafter acquired, in and to that certain tract or parcel of real estate situated in County of Cook, the State of Illinois, described in Exhibit A hereto together with all rights of way or use, sidewalks, alleys and strips or gores, rights, privileges, air rights and development rights, servitudes, licenses, easements, hereditaments and appurtenances incident, belonging or pertaining to such land (the "Land"); and to the extent not owned by tenants of the Property, or any portion thereof, all the buildings, structures, improvements and fixtures of every kind and nature now or hereafter situated on or in the Land, together with all alterations, extensions, additions, improvements, substitutions and replacements of any of the foregoing (collectively, the "Improvements");

          II. TOGETHER WITH all estate, right, title and interest, now owned or hereafter acquired, of the Mortgagor or the Beneficiary or both in and to the following property, rights and interests (subject, however, to the Permitted Exceptions):

          (a) all Equipment and Personal Property of every kind and nature now or hereafter located upon the Land;

          (b) all real estate tax refunds and all awards or payments, including interest on any of them, and the right to receive the same which the Mortgagor or the Beneficiary may have, which may be made with respect to the Property whether from a Taking thereof, damage to the remainder of the Property as a result of a Taking or for any other injury to, decrease in the value of, or other occurrence affecting the Property;

          (c) all Leases and all other agreements for, affecting or related to the use and occupancy of the Property, now or hereafter entered into, and the right to receive and apply the rents, incomes, issues, profits and other economic benefits derived by the Mortgagor or the Beneficiary from the Property to the payment of the Mortgage and the other obligations secured by this Mortgage, together with the security deposits, and any monies, awards, damages or other payments due or payable under the Leases or such other agreements, and other payments or instruments delivered as security under such Leases and agreements (the grant of such security deposits and other payments as security being subject to application in accordance with the express requirements of such Leases), the foregoing being pledged to Mortgagee on a parity with the Land and Improvements and not secondarily;

          (d) all Proceeds of, and any unearned premiums or refunds of premiums on, any insurance policies covering all or any part of the Property, including the right to receive and apply the Proceeds of any insurance, judgments or settlements made in lieu thereof for damage to or the diminution of the Property in accordance with the terms of this Mortgage;

          (e) all easements, licenses and other rights under the Declaration of Easements, the Condominium Deed and the Operating Agreement;

          (f) all contract rights, general intangibles relating to design, development, operation, management and use of the Premises, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations, licenses and consents obtained from any governmental agency in connection with the development, use, operation or management of the Premises, all construction, service, engineering, consulting, management, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises, all architectural drawings, plans, specifications, soil tests, appraisals, engineering reports and similar materials relating to all or any portion of the Premises and all payment and performance bonds or warranties or guarantees relating to the Premises, all to the extent assignable;

          (g) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source and business identifiers, trademark registration and applications for registration used at or relating to the Property, including without limitation rights of Beneficiary, if any, to the name "Water Tower Place"; all replacements, substitutions, renewals, extensions and continuations-in-part of the items referred to above; any written agreement granting to the Mortgagor or the Beneficiary any right to use any trademark or trademark registration at or in connection with the Property; and the right of the Mortgagor or the Beneficiary to sue for past, present and future infringements of the foregoing;

          (h) the right in the name and on behalf of the Mortgagor or the Beneficiary to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of the Mortgagee in the Property;

          (i) any and all monies now or hereafter held by the Mortgagee, including, without limitation, any sums deposited with the Mortgagee and invested in accordance with Article 57 until expended or applied as provided in this Mortgage; and

          (j) any and all after-acquired right, title or interest in and to any of the Property described in the preceding clauses.

          TO HAVE AND TO HOLD as provided herein the above granted and described Property unto and to the proper use and benefit of the Mortgagee, and the successors and assigns of the Mortgagee, forever.

          The following actions of the Mortgagee shall not affect the liability of any person (other than a person expressly released pursuant thereto) for payment of the indebtedness and obligations secured hereby (collectively, the "Secured Obligations"), and shall not affect the lien hereof upon any portion of the Property not expressly released herefrom if the Mortgagee shall, with or without notice (a) retain or obtain a security interest in any property to secure all or any portion of the Secured Obligations, (b) retain or obtain the primary or secondary liability of any party or parties with respect to all or any portion of the Secured Obligations,
(c) alter, exchange, extend, renew, modify, release or cancel for any period (whether or not longer than their original maturity) any terms, conditions, provisions or covenants contained in any or all of the Security Documents,
(d) release or compromise any liability of any party or parties primarily or secondarily liable on all or any portion of the Secured Obligations,
(e) release its security interest, if any, in all or any portion of the Property and permit any substitution or exchange for any such portion of the Property, (f) resort to the Property conveyed by this Mortgage, or any portion thereof, for payment of the Secured Obligations, or any portion thereof, whether or not the Mortgagee shall have resorted to any other property otherwise securing the Secured Obligations, or shall have proceeded against any other party primarily or secondarily liable on the Secured Obligations, (g) apply any of the Property or direct the order or manner of sale thereof as the Mortgagee in its sole discretion chooses, and (h) accept a conveyance or conveyances of all or part of the Property as partial satisfaction of the liability secured hereby in the amount of the value of the Property so conveyed and proceed against the balance of the Property for the balance of the Secured Obligations after said conveyance or conveyances.

          IT IS HEREBY FURTHER COVENANTED AND AGREED that the Notes, and any replacement, renewal or extension thereof, all shall be secured by this Mortgage.

          AND, to protect the security of this Mortgage, the Mortgagor and the Beneficiary covenant and agree with and represent and warrant to the Mortgagee, as follows:

          1.   CERTAIN DEFINITIONS.
               -------------------

          (a) For all purposes of this Mortgage, except as otherwise expressly provided or unless the context otherwise requires:

          (1) The terms defined in this Article shall have the meanings assigned to them in this Article and shall include the plural as well as the singular;

          (2) All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America as of the date of such computation;

          (3) The word "including" shall be construed to be followed by the words "WITHOUT LIMITATION";

          (4) Section headings are for the convenience of the reader and shall not be considered in interpreting this Mortgage or the intent of the parties hereto; and

          (5) The words "HEREIN", "HEREOF", and "hereunder", and other words of similar import shall refer to this Mortgage as a whole and not to any particular Article, Section or other subdivision.

          (c) As used in this Mortgage the following terms have the following respective meanings:

          AFFILIATE shall mean a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person or Persons in question. The term "control", as used in the immediately preceding sentence, shall mean, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

          AGREEMENT OF PARTNERSHIP OF BENEFICIARY means the Articles of General Partnership of Water Tower Joint Venture, made as of March 6, 1985, by and between Urban Water Tower Associates, as assigned to Urban Shopping Centers, L.P. by that certain assignment dated as of October 14, 1993 and 835 Michigan Corp., as assigned to 835 Michigan L.P. by that certain assignment dated as of January 1, 1994, as amended by that certain First Amendment dated as of March 6, 1985, by that certain Third Amendment dated as of March 16, 1989, and by that certain Fourth Amendment dated April 27, 1992.

          ALTERATION shall have the meaning stated in Article 14 hereof.

          ANCHOR LEASES shall mean collectively, (a) that certain Amended and Restated Lease dated April 28, 1975 between Mortgagor, as Landlord, and The May Department Stores Company (successor by merger to Associated Dry Goods Corporation), as Tenant, as amended to the date of this Mortgage, and (b) that certain Lease dated May 9, 1975 between Mortgagor, as Landlord, and Marshall Field & Company, as Tenant, as amended to the date of this Mortgage and (c) any lease to a replacement anchor tenant of the Property.

           APPROVED CONTROL PARTY shall mean any one or a combination of the following entities:

                    (a)  A partnership, general or limited, provided that
          (i) as to a general partnership, one or more Principals, acting directly or through entities which are 100% beneficially owned by them, have at least equal power with all other general partners to direct and control such general partnership and (ii) as to a limited partnership, there are no general partners of such limited partnership other than Principals or entities which are, directly or indirectly, 100% beneficially owned by Principals;

                    (b) A corporation directly or indirectly 100% owned by one or more Principals;

                    (c) A trust (including a group trust) 100% of the beneficial ownership of which is vested in one or more Principals;

                    (d) A real estate investment trust 100% of the beneficial ownership of which is vested in one or more Principals; and

                    (e) Any other entity which is directly or indirectly 100% owned by one or more Principals and which may legally transact business, own property and execute binding agreements under the laws of the State of Illinois.

          ARCHITECT shall mean an architect or engineer, as appropriate for the project to be undertaken or evaluated, and with experience in the type of project to be undertaken or evaluated, not related to the Beneficiary or any of the Principals and, following a transfed permitted under Section 19, not related to any party having a direct or indirect ownership interest in the Property or the beneficial interest in the Land Trust, duly licensed or registered in the State of Illinois, selected at arms-length by the Beneficiary and which architect or engineer shall practice with a reputable firm of recognized standing.

          BENEFICIARY shall mean Water Tower Joint Venture, an Illinois general partnership, and any permitted transferee of the beneficial interest under the Land Trust in accordance with Article 19 of this Mortgage and the beneficiary of any land trust which is the transferee of the Property in a transfer permitted under Article 19 of this Mortgage. In the event that the fee title to the Property shall cease to be owned by a land trust, the term "Beneficiary" shall be deemed to refer to the fee owner of the Property and such fee owner shall have all rights, powers, duties and obligations granted to or imposed upon the Beneficiary and the Mortgagor hereunder.

          BUSINESS DAY shall mean any Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions located in the State of Illinois and banking institutions located in the State of New York are not authorized to be closed.

          CASH shall mean coin or currency of the government of the United States of America.

          CASH FLOW shall mean, for any period, the excess, if any, of Operating Income for such period over Operating Expenses for such period.

          CLOSING DATE shall mean February 10, 1997 or such other date as the parties hereto shall mutually agree upon.

          CONDOMINIUM DEED means the deed dated March 24, 1976 made by the Mortgagor to Kelvyn H. Lawrence and recorded as Document 23432348 with the Recorder of Deeds of Cook County, Illinois.

          CREDIT FACILITY means a Letter of Credit or Surety Bond.

          DEBT SECURITIES means debt obligations, other than U.S. Government Securities, of any Person, whether evidenced by bonds, notes, debentures, certificates, book entry deposits, certificates of deposit, commercial paper, bankers acceptances, reinvestment letters, investment contracts, funding agreements or other instruments, which (x) shall not be subject to prepayment or redemption prior to maturity and (y) shall be rated not lower than (i) Aaa by Moody's (or, if maturing within one year or less and having a short term debt rating by Moody's, rated by Moody's not lower than P-1) and (ii) AAA by either D&P or S&P (or, if maturing within one year or less and having a short term debt rating by D&P or S&P, rated in the highest short term debt rating category by either D&P or S&P) (or the then equivalent ratings by such agencies); and bonds or other obligations rated Aaa by Moody's and AAA by either D&P or S&P, issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing; or any combination of the foregoing.

          DECLARATION OF EASEMENTS means the Declaration of Covenants, Conditions, Restrictions and Easements, dated as of April 27, 1992, by the Mortgagor, as amended, modified or supplemented from time to time as permitted hereunder.

          DEFAULT shall mean any condition or event which constitutes or which, after the giving of notice or lapse of time or both, would constitute an Event of Default hereunder.

          DEFAULT EVENT shall have the meaning stated in Section 38(b) hereof.

          DEFAULT RATE shall have the meaning stated in the Notes.

          D&P shall mean Duff & Phelps Credit Rating Co.

          ELIGIBLE COLLATERAL shall mean U.S. Government Securities, Debt Securities or Cash.

          EMPLOYEE BENEFIT PLAN means any employee benefit plan within the meaning of Section 3(3) of ERISA which is established, sponsored, maintained, or contributed to on behalf of its employees by the Beneficiary.

          ENVIRONMENTAL LAWS means the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act (49 U.S.C. 1801 et seq.), the Toxic Substances
     Control Act (15 U.S.C. 2601 et seq.), Clean Air Act (42 U.S.C. 9402 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. 651 et seq.), and all applicable federal, state and local environmental laws, including obligations under the common law, ordinances, rules and regulations, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, now or hereafter existing relating to regulation or control of hazardous or toxic substances, wastes or environmental health and safety.

          EQUIPMENT shall mean all machinery, apparatus, equipment, materials, fittings, fixtures, chattels, articles of personal property and all other property (real, personal or mixed), and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof, now or hereafter owned by the Mortgagor or the Beneficiary or in which the Mortgagor or the Beneficiary has or shall require an interest (to the extent of such interest), and now or hereafter located on, attained to or contained in or used in connection with the Land or the Improvements, or placed on any part thereof though not attached thereto, including all indoor and outdoor furniture, landscaping, indoor plants, tools, screens, awnings, shades, blinds, curtains, draperies, partitions, carpets, rugs, furniture and furnishings, heating, lighting, plumbing, water heating, cooking, monitoring, ventilating, air conditioning, refrigerating, sanitation, waste removal, incinerating or compacting plants, systems, fixtures and equipment, elevators, escalators, stoves, ranges, vacuum systems, window washing and other cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, alarms, telecommunications, entertainment, recreational or security systems and equipment, motors, machinery, pipes, ducts, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, and appliances, provided, however, that the term "Equipment" shall not include property included in Land or Improvements.

          ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          EVENT OF DEFAULT shall have the meaning stated in Article 23 hereof.

          EXCULPATED PERSONS shall have the meaning stated in Article 38 hereof.

          EXCUSABLE DELAY shall mean a delay due to acts of God, governmental restrictions, enemy actions, civil commotion, fire, casualty, strikes, shortages of supplies or labor, work stoppages or other causes beyond the reasonable control of the Mortgagor or the Beneficiary, but lack of funds shall not be deemed a cause beyond the reasonable control of the Mortgagor or the Beneficiary.

          FISCAL YEAR shall mean the period from January 1 through December 31, inclusive, of any calendar year.

          GENERAL PARTNER shall mean the Person or Persons who from time to time shall be so designated in accordance with the Agreement of Partnership of the Beneficiary.

          HAZARDOUS SUBSTANCES means (i) those substances included within definitions of or identified as "hazardous substances", "hazardous materials", or "toxic substances" in or pursuant to Environmental Laws;
     (ii) those substances listed in the United States Department of Transportation Table (40 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (iii) any material, waste or substance which is or contains (A) petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) any substance designated as "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. 1251 et seq. (33 U.S.C. 1321), or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317); (E) flammable explosives; (F) radioactive materials; and (iv) such other substances, materials and wastes which are or become regulated as hazardous, toxic or "special wastes" under Environmental Laws.

          IMPOSITIONS shall have the meaning stated in Article 9 hereof.

          IMPROVEMENTS shall have the meaning stated in the Preliminary Statement hereof.

          INSTITUTIONAL LENDER shall mean any Person not an Affiliate of the Beneficiary or any Principal subject to the personal jurisdiction of the federal or state courts located in any state of the continental United States of America (excluding Alaska) or the District of Columbia which is a savings and loan association, a savings bank, a commercial bank or trust company (whether acting individually or in any fiduciary capacity), an insurance company, a religious, charitable or educational institution, a state, municipal or private employees' welfare, pension or retirement fund or system, an investment banking firm or any other financial institution having, or having under management as a fiduciary, total assets of at least $100,000,000.

          INSURANCE REQUIREMENTS shall mean all terms of any insurance policy required hereunder covering or applicable to the Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Property or any part thereof or any use of the Property or any part thereof.

          INVESTMENT GRADE shall mean having a long term unsecured debt rating not lower than Baa by Moody's and, if rated by D&P, not lower than BBB by D&P.

          IRC means the Internal Revenue Code of 1986, as amended from time to time.

          LAND shall have the meaning stated in the Preliminary Statement hereof.

          LAND TRUST shall mean that land trust created under a Trust Agreement, dated June 10, 1970, between the Beneficiary and Mortgagor and known as Trust No. 40940, or any land trust which is the transferee of the Property in a transfer permitted under Article 19 of this Mortgage.

          LEASE shall mean any lease, sublease, further sublease, license, occupancy agreement or other agreement existing on the date hereof or hereafter entered into by the Mortgagor or Beneficiary permitting the use or enjoyment of any part of the Premises, and every modification, amendment, or extension relating thereto, and any guaranty of a Lease.

          LEGAL REQUIREMENTS shall mean all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, of governments, federal, state, county and municipal, ordinary or extraordinary, including the Americans With Disabilities Act of 1990, 42 U.S.C. 12101 et seq. (the "Disabilities Act"), and all laws pertaining to health and safety and pollution and protection of the environment, which now or at any time hereafter may be applicable to and enforceable against the Property or any part thereof, or any use of the Property or any part thereof.

          LETTER OF CREDIT shall mean a clean, irrevocable, unconditional transferable letter of credit in favor of the Mortgagee and entitling the Mortgagee to draw thereon in New York, New York, issued by a domestic bank or the U.S. agency or branch of a foreign bank the investment rating of which, or of a bank holding company by which it is wholly owned, at the time such letter of credit is delivered is not less than the Required Rating applicable thereto, or if there are no domestic banks or U.S. agencies of a foreign bank having, or owned by a bank holding company having, such investment rating then issuing letters of credit and if there are no providers of surety bonds that meet the claims paying ability rating criteria as set forth under the definition of Surety Bond, then such letter of credit may be issued by a domestic bank, the long term unsecured debt rating of which, or of a bank holding company by which it is wholly owned, is the highest such rating then given to a domestic commercial bank.

          MANAGEMENT AGREEMENT shall mean the Management Agreement for the Property between the Beneficiary and Urban Retail Properties Co. dated as of March 1, 1995, as amended, supplemented or restated from time to time as permitted under this Mortgage.

          MANAGER shall mean Urban Retail Properties Co. or its successor from time to time as manager of the Property in accordance with Section 19.1(i) hereof.

          MATURITY Date shall have meaning set forth in the Notes.

          MOODY'S shall mean Moody's Investors Service, Inc.

          MORTGAGE shall mean this Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, as amended or supplemented from time to time pursuant to the provisions hereof.

          MORTGAGEE shall mean Lehman Brothers Holdings Inc. d/b/a Lehman Capital, a division of Lehman Brothers Holdings Inc. and its successors and/or assigns.

          MORTGAGOR shall mean LaSalle National Trust, N.A., successor to LaSalle National Bank, not in its individual capacity but as land trustee under a Trust Agreement dated June 10, 1970 and known as Trust No. 40940, and successor trustees under the Trust Agreement for the period during which the same shall own the Property, and following any conveyance of the Property which is permitted by the terms of this Mortgage, shall mean the transferee for the period during which each transferee shall own the Property.

          MULTIEMPLOYER PLAN means a "multiemployer plan" as defined in
     Section 4001(a)(3) of ERISA to which the Beneficiary is making or has an obligation to make contributions.

          NOTE A shall mean that certain Promissory Note A of even date herewith executed by Beneficiary and payable to Mortgagee in the original principal amount of $160,000,000.

          NOTE B shall mean that certain Promissory Note B of even date herewith executed by Beneficiary and payable to Mortgagee in the original principal amount of $10,000,000.

          NOTES shall mean the collective reference to Note A and Note B.

          OFFICERS' CERTIFICATE shall mean a certificate delivered to the Mortgagee and signed by a senior level officer with executive authority with respect to the Beneficiary or either of the partners of the Beneficiary or with executive authority with respect to the operation of the Property and who can reasonably be expected to have knowledge with respect to the matters set forth therein and who signs the certificate on behalf of the person which at the time the certificate is delivered is the Beneficiary or a general partner of the Beneficiary, which certificate shall be subject to the provisions of Article 38 hereof, provided that in addition to the foregoing requirements, so long as an Urban Approved Entity owns an interest in the Property, directly or indirectly, and Urban Retail Properties Co. is the Manager, all Officers' Certificates shall be signed on behalf of an Urban Approved Entity.

          OPERATING AGREEMENT shall mean the Water Tower Place Operating Agreement, dated March 24, 1976, by and between the Mortgagor and 180 East Pearson Street Homeowner's Association and recorded as Document 23432351 with the Recorder of Deeds of Cook County, Illinois, as amended by the Amendment to Water Tower Place Operating Agreement, dated January 6, 1977, by and between the Mortgagor and 180 East Pearson Street Homeowner's Association and recorded as Document 24894894 with the Recorder of Deeds of Cook County, Illinois, and as further amended, modified or supplemented from time to time as permitted hereunder.

          OPERATING EXPENSES shall mean, for any period, all expenses (excluding interest, principal and other payments in respect of indebtedness) payable by the Beneficiary (or by the Manager for the account of the Beneficiary) during such period in connection with the operation of the Property, determined on an accrual basis.

          OPERATING INCOME shall mean, for any period, all income received by the Beneficiary (or by the Manager for the account of the Beneficiary) from any Person during such period in connection with the operation of the Property, determined on a cash basis, but without limitation of the foregoing, excluding security deposits, proceeds of financing and any Proceeds except that Proceeds from rental loss or business interruption insurance shall be included in Operating Income for the period to which such Proceeds relate.

          PENSION PLAN means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the IRC and which is established, sponsored, maintained, or contributed to on behalf of employees of the Beneficiary.

          PERMITTED EXCEPTIONS shall mean those matters identified in Exhibit B hereto.

          PERMITTED OWNER shall mean any one of the following:

                    (a)  One or more Principals; or

                    (b)  One or more Approved Control Parties; or

                    (c) Any combination of Principals and Approved Control Parties; or

                    (d) Any entity in which any one or a combination of Principals and Approved Control Parties is (i) in the case of partnership, a general partner; (ii) in the case of a limited liability company, a member with full voting privileges; and (iii) in the case of a corporation, a shareholder with full voting privileges, that owns and controls at least a 25% interest;

               ("control" meaning, for purposes of this definition, primary responsibility to make or veto all material decisions with respect to the operation, management, financing and disposition of the specified interest, rather than a beneficial ownership requirement, and a person who controls, directly or indirectly, a general partner, member or shareholder shall be deemed to "control" such partnership, limited liability company or corporation, as applicable.)

          PERSON shall mean any individual, sole proprietorship, corporation, general partnership, limited partnership, joint venture, association, joint stock company, bank, Massachusetts business trust, trust, estate, unincorporated organization, government (or any agency or political subdivision thereof) or any other form of entity.

          PERSONAL PROPERTY shall have the meaning stated in Section 48.1 hereof.

          PRE-APPROVED PROPERTY MANAGER shall mean (i) Heitman Properties Ltd. or (ii) Urban Retail Properties Co.; provided that Heitman Properties Ltd. shall only be deemed to be a "Pre-Approved Property Manager" if either
     (A) a Principal (other than a Urban Approved Entity) or any other Person (other than an individual) managed or advised by Heitman Capital Management Corporation or one of its Affiliates then owns an interest in the Property (directly or indirectly), or (B) Heitman Properties Ltd. has under management, at the time of the proposed transfer, at least six regional shopping centers comprising an aggregate of at least four million square feet in the United States (exclusive of the Property).

          PREMISES shall mean the Land, Improvements and Equipment and all accessions and additions thereto and increases therein which constitute a part of the Improvement or Equipment.

          PRINCIPAL shall mean (i) any Urban Approved Entity, (ii) Telephone Real Estate Equity Trust, (iii) an entity advised by Heitman Capital Management Corporation with a net worth, exclusive of its interest in the Property, of at least $250 million and (iv) HAC Group Trust.

          PROCEEDS shall mean amounts, awards or payments payable to the Mortgagor, the Beneficiary or the Mortgagee in respect of all or any part of the Property in connection with the damage, destruction or Taking thereof.

          PROPERTY shall have the meaning stated in the Preliminary Statement hereof.

          RATING AGENCIES shall mean D&P and Moody's.

          RENEWAL LEASE shall have the meaning stated in Section 20(b) hereof.

          REQUIRED RATING shall mean a long term unsecured debt rating not lower than Investment Grade in all cases except in the case of a Credit Facility delivered in accordance with Section 14(d) hereof, and in such excepted cases shall mean (i) a short term debt rating by Moody's not lower than P-1 and (ii) a short term debt rating by D&P not lower than D&P's highest category of short term debt rating, provided that the maturity or expiration date of the Credit Facility does not exceed three months, and otherwise shall mean a long term debt rating by Moody's not lower than Aa.

          RESTORATION shall mean, in case of damage to or destruction or Taking of the Premises or any part thereof, the restoration, replacement or rebuilding of the Premises as nearly as practicable (after taking into account the consequences of a Taking, if any) to at least its value, utility and character (in light of commercial materials and services then available) immediately prior to such damage, destruction or Taking, together with such Alterations as may be made at the Beneficiary's election in accordance with the applicable provisions of this Mortgage.

          S&P means Standard and Poor's Corporation.

          SECURED OBLIGATIONS shall have the meaning stated in the Preliminary Statement hereof.

          SECURITY DOCUMENTS shall mean this Mortgage, the Notes, the financing statements executed in connection herewith and any additional documents executed in connection herewith and therewith, including Officer's Certificates.

          SERVICER shall mean Hatfield Phillips Inc. or such other Person as may be designated by the Mortgagee.

          SUBORDINATE MORTGAGE shall mean a mortgage, deed of trust, collateral assignment of beneficial interest in land trust or other security instrument made to an Institutional Lender (or, with respect to Indebtedness permitted under Section 19.2(v), to an Affiliate) on all or any portion of the Property (or the Beneficiary's interest in the Land Trust) which is permitted by Section 19.3 hereof (which instrument may include a pledge of the rents from the Premises).

          SURETY BOND shall mean a clean, irrevocable, unconditional surety bond in favor of the Mortgagee and entitling the Mortgagee to draw thereon in New York, New York, issued by a domestic insurance company the claims paying ability rating of which at the time such surety bond is delivered is not less than the Required Rating applicable thereto, or if there are no insurance companies with such claims paying ability rating then issuing surety bonds and if there are no domestic banks or U.S. agencies or branches of a foreign bank, or bank holding companies with a subsidiary, issuing letters of credit that meet comparable rating criteria as set forth under the definition of Letter of Credit, then such surety bond may be issued by a domestic insurance company the claims paying ability of which is the highest such rating then given to a domestic insurance company.

          TAKING shall mean a temporary or permanent taking by a government or political subdivision thereof or by a governmental agency, as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Land or any part thereof.

          TENANT shall mean any Person liable by contract or otherwise to pay rent or a percentage of gross income, revenue or profits pursuant to a Lease including a guarantor of a Tenant's obligations under a Lease.

          TEST INDEBTEDNESS shall mean the sum of (i) the aggregate amount of principal indebtedness then due under the Notes and (ii) the aggregate amount of outstanding indebtedness under Sections 19.2(v) and 19.2(vi) secured by a Subordinate Mortgage, including any accrued and unpaid interest in respect thereof at the maximum rate provided in such mortgage.

          THIRD PARTY GUARANTY shall have the meaning stated in Section 14(d) herein.

          TOTAL LOSS shall mean damage or destruction of the Property by fire or other casualty (including earthquake) to the extent that the Mortgagor is not required, under theDeclaration of Easements, the Condominium Deed or any of the Leases, to apply the Proceeds to Restoration of the Premises.

          TOTAL TAKING shall mean a permanent Taking of the whole of the Premises or so much of the Premises that (i) the Beneficiary reasonably determines that, even after Restoration, the Premises could not be operated on an economically feasible basis and (ii) the Declaration of Easements or any of the Leases do not require such Restoration.

          TRUST AGREEMENT shall have the meaning stated in the Preliminary Statement hereof.

          U.S. GOVERNMENT SECURITIES shall mean securities evidencing an obligation to timely pay principal and interest in a full and timely manner that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of and guaranteed as a full faith and credit obligation by the United States of America, which in either case are not subject to prepayment and are not callable or redeemable at the option of the issuer thereof (including a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the securities or the specific payment of principal of or interest on the securities evidenced by such depository receipt).

          URBAN APPROVED ENTITY shall mean Urban Shopping Centers Inc. or Affiliates of Urban Shopping Centers Inc.

          2.   INTENTIONALLY DELETED.
               ---------------------

          3.   PARTICULAR COVENANTS, REPRESENTATIONS AND WARRANTIES.
               ----------------------------------------------------

          3.1. VALIDITY AND ISSUANCE OF THE NOTES; Title to the Premises.
(a) The Mortgagor covenants and agrees and represents as follows:

          The Mortgagor is duly authorized under applicable law and its trust agreement and directions thereunder from the Beneficiary to execute and deliver this Mortgage and the other Security Documents to which the Mortgagor is a party, and to grant, convey, transfer and assign the Property to the Mortgagee in accordance with this Mortgage.

          (b) The Beneficiary covenants and agrees and represents and warrants as follows:

               (i) The Beneficiary is duly authorized under applicable law and its partnership agreement to execute and deliver this Mortgage and the other Security Documents to which the Beneficiary is a party and all partnership, corporate and governmental action, consents, authorizations and approvals necessary therefor have been duly and effectively taken or obtained.

               (ii) At the time of execution of this Mortgage, the Mortgagor and the Beneficiary together held good and marketable fee simple title to the Premises, and good and marketable title to the Personal Property (other than the Personal Property which is leased to the Mortgagor and/or the Beneficiary by third parties, as to which the Mortgagor or the Beneficiary holds a valid, enforceable and unencumbered leasehold interest), subject to no liens, charges or encumbrances other than the Permitted Exceptions (excluding, however, Permitted Exceptions of the typedescribed in clauses (c), (d), (i) and
     (j) of Exhibit B hereto for purposes of this representation and warranty), and upon the execution by the Mortgagor and the Beneficiary of this Mortgage, the Mortgagee shall have a valid first mortgage lien on the Premises and a valid first priority security interest in the Personal Property (other than that excluded above), subject to no liens, charges or encumbrances other than the Permitted Exceptions (excluding, however, Permitted Exceptions of the type described in clauses (c), (d), (i) and
     (j) of Exhibit B hereto for purposes of this representation). The Beneficiary represents that there is no condemnation, appropriation or recapture proceeding pending or, to its knowledge, threatened with respect to the Property and there are no unrecorded options to purchase all or any part of the Property. No title insurance company, either issuing or re-insuring any risk under, a title policy covering all or any part of the Property, shall be a beneficiary of the representations and warranties contained in this Mortgage.

               (iii) The Beneficiary has made and shall continue to make all required contributions to all Employee Benefit Plans. The Beneficiary has no knowledge of any material liability which has been incurred by the Beneficiary which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan, or of any lien which has been imposed on the assets of Beneficiary pursuant to
     Section 412 of the IRC or Sections 302 or 4068 of ERISA.

               (iv) The leases identified in the rent roll dated as of January 20, 1997 supplied to the Mortgagee constitute all of the Leases as of the date of such rent roll and any leases entered into subsequent to such date comply with the provisions of Article 20 hereof and all such leases are in full force and effect. The information set forth in the rent roll is true and complete in all material respects. True and correct copies of all the Leases requested by the Mortgagee have been delivered to the Mortgagee. The Anchor Leases (i) each expire in the year 2010 (subject to the right of the Tenant thereunder to extend the term as provided in such Lease) and (ii) contain no provision that would entitle the Tenant thereunder to reduce the rental rate provided therein other than with respect to an abatement in the case of a casualty or condemnation of the Premises. Except as shown on the rent roll, (A) as of January 20, 1997, no Tenant was in default in payment of base rent, percentage rent or common area maintenance and real estate tax reimbursements due under its Lease (other than for a period of one month or less), and (B) the landlord under each of the Leases is not in material default of any of its obligations thereunder and has not received any written notice of a claimed default which has not been cured to the satisfaction of the Tenant thereunder other than as described in the tenant estoppels delivered to the Mortgagee.

               (v) The Land and Improvements consist of floors one through nine of the building located upon the Land having approximately 726,490 gross leasable square feet of retail space and approximately 94,513 gross leasable square feet of office space and the eleventh and sections of the tenth floors and the below-grade basement areas (including parking areas) of said building and the "Common Areas" as defined in Section 1.8 of the Declaration of Easements.

               (vi) No change in the external configuration of the Property or other matters shown on the Survey of the Property dated December 17, 1984 and prepared by Exzakt Survey Division, Age of Aquarius Co., have been made subsequent to the date thereof which would affect the accuracy of such Survey as a depiction of the current configuration of the Property and such other matters.

          3.2. MAINTENANCE OF VALIDITY AND RECORDING.

          (a) The Beneficiary covenants that it will direct the Mortgagor to and will, itself, forthwith after the execution and delivery of this Mortgage and thereafter as necessary from time to time, cause this Mortgage and the other Security Documents and any continuation statement or similar instrument relating to any property subject thereto or to any property intended to be granted, conveyed, transferred and assigned by this Mortgage to be filed, registered and recorded in such manner and in such places as may be required by present and future law in order to publish notice of and fully to protect the validity thereof or the grant thereby of the property subject thereto and the interest and rights of the Mortgagee therein. Upon the failure of the Beneficiary to take any of the foregoing actions, or to direct the Mortgagor to take any of the foregoing actions, each of the Mortgagor and the Beneficiary hereby irrevocably appoints the Mortgagee as its agent and attorney-in-fact to do so. The Beneficiary covenants that it will pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all federal or state stamp taxes or other charges arising out of or in connection with the execution and delivery of such instruments.

          (b) Each of Mortgagor and Beneficiary covenants that at all times it will preserve, warrant and defend the Mortgagee's lien and the priority thereof and rights in and to the Property against the claims of all Persons and will maintain and preserve such lien, priority and rights.

          (c) If the Beneficiary proposes to modify existing easements, rights of way, restrictive covenants or similar agreements included in the Permitted Exceptions or to grant additional easements, rights of way, restrictive covenants or similar agreements affecting title to the Premises (any of the foregoing modifications of or additional easements, rights of way, restrictive covenants or similar agreements being referred to as a "Proposed Easement"), including in connection with an Alteration, then at least twenty-one (21) days prior to executing any Proposed Easement, the Beneficiary shall deliver a copy thereof to the Mortgagee together with an Officer's Certificate confirming that such action (i) either will benefit the Property or will not affect the utility, operation or value of the Premises in any material adverse respect,

(ii) will not cause the Premises to be in violation of any Legal Requirement or of the Declaration of Easements, the Condominium Deed, the Operating Agreement, any of the Leases, this Mortgage or the other Security Documents, or any other agreement encumbering the Property or result in the loss of any certificate of occupancy, and (iii) will not result in or permit a material reduction or abatement of, or right of offset against, the rentals payable under any Lease as a result thereof without a corresponding increase in the rentals payable under another Lease. Unless, on or before the twentieth (20) day after the Proposed Easement is so delivered to the Mortgagee, Mortgagee advises the Beneficiary in writing that the Proposed Easement would, in Mortgagee's sole reasonable judgment, have a material adverse effect on the value, use or operation of the Property or on the likelihood of repayment of the Notes, then the Mortgagee shall consent to the Proposed Easement and shall subordinate this Mortgage thereto.

          3.3. NEGATIVE COVENANTS. Each of the Mortgagor and the Beneficiary covenants that it will not:

          (a) engage, directly or indirectly, in any business other than that arising out of entering into this Mortgage and the other Security Documents to which the Beneficiary is a party and ownership, operation, management, leasing and financing of the Property;

          (b)  partition the Property;

          (c)  commingle its assets with the assets of any of its affiliates;

          (d) guarantee any obligation of any Person or make loans or advances to Affiliates of the Beneficiary except as expressly permitted by this Mortgage;

          (e) incur, create or assume any indebtedness, or transfer or lease the Property or any interest therein, or in the beneficial interest in the Land Trust, except as permitted by Article 19 or Article 20 hereof;

          (f) voluntarily file, or consent to the filing of, a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding with respect to either itself or any successor thereto;

          (g)  engage in a nonexempt prohibited transaction described in
     Section 406 of ERISA or Section 4975 of the IRC; or

          (h) acquire, accept or hold title to any other real property, or any beneficial interest in any land trust, other than the Land and Improvements and the Land Trust.

The Beneficiary represents and warrants that on the Closing Date neither it nor the Mortgagor has any indebtedness or obligations, or holds title to any real estate or any beneficial interest in a land trust, which would cause it to be in violation of the foregoing covenants.

          3.4. EXISTENCE AND RIGHTS. The Beneficiary covenants that it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and will maintain adequate capitalization (taking into account, among other things, the market value of its assets) for its business purposes; will pay all expenses of the Property from property of the Beneficiary; will maintain books and records and bank accounts separate from those of its Affiliates and will maintain a separate business office (which may be a management office at the Premises); will at all times hold itself out to the public as a legal entity separate and distinct from any of its Affiliates (including in its leasing activities, in entering into any contract, in preparing its financial statements, and in its stationery and on any signs it posts), and will cause its Affiliates to conduct business with it on an arm's-length basis (or, as to management and leasing, on a basis comparable to the management and leasing arrangements at properties similar to the

Premises owned by any Affiliate of the Beneficiary and managed by the Manager); will file its own tax returns or, if part of a consolidated group, will join in the consolidated tax return of such group as a separate member thereof; and will cause its management to meet regularly to carry on its business.

          3.5. TAX ESCROW; PAYMENT OF TAXES AND OTHER CLAIMS. The Beneficiary shall, in order to secure the performance and discharge of the Beneficiary's obligations under Article 9 of this Mortgage, but not in lieu of such obligations, deposit with the Mortgagee on the first day of each calendar month until the Secured Obligations are paid in full, deposits, in amounts set by the Mortgagee from time to time by written notice to the Beneficiary, in order to accumulate funds sufficient to permit the Mortgagee to pay all annual ad valorem taxes, assessments and charges of the nature described in Article 9 at least thirty (30) days prior to the date or dates on which they shall become delinquent. The Beneficiary shall procure and deliver to the Mortgagee when issued all statements or bills for such obligations. Upon demand by the Mortgagee, the Beneficiary shall deliver to Mortgagee such additional monies as are required to satisfy any deficiencies in the amounts necessary to enable the Mortgagee to pay such taxes, assessments and similar charges thirty (30) days prior to the date they become delinquent. The Mortgagee shall pay such taxes, assessments and other charges as they become due to the extent of the funds on deposit with the Mortgagee from time to time and provided the Beneficiary has delivered to the Mortgagee the statements or bills therefor.
In making any such payments, the Mortgagee shall be entitled to rely on any bill issued in respect of any such taxes, assessments or charges without inquiry into the validity, propriety or amount thereof and whether delivered to the Mortgagee by the Beneficiary or otherwise obtained by the Mortgagee.
Any deposits received pursuant to this Section 3.5 shall be held by the Mortgagee in a non-interest bearing trust account which shall be segregated from any other monies held by Mortgagee. The Mortgagor and the Beneficiary each grant to the Mortgagee a security interest in all sums deposited with the Mortgagee pursuant to this Section 3.5 for the purpose of securing the payment and performance of the Secured Obligations. During the continuance of any Event of Default, all or any part of the sums on deposit with the Mortgagee, or any amounts thereafter deposited with the Mortgagee, may be applied to the Secured Obligations in such order and manner as the Mortgagee may elect. Notwithstanding the foregoing, the requirement under this Section
3.5 for a tax escrow shall be waived unless and for so long as an Event of Default shall have occurred and be continuing. Subject to the provisions of
Article 12 hereof, the Beneficiary represents and warrants that there is no default in the payment of, and covenants that it will pay or discharge or cause to be paid or discharged before any fine, penalty, interest or cost may be imposed for nonpayment of, all taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property. Beneficiary shall submit to Mortgagee evidence of payment of all such taxes, assessments and other charges within thirty days of the due date thereof.

          3.6. PAYMENT OF CERTAIN AMOUNTS. Subject to the provisions of
Article 38 and Article 44 hereof, the Beneficiary will cause to be duly paid the principal of, and interest on, the Notes and all other amounts due under the Notes at the places, at the respective times and in the manner provided in the Notes. The Beneficiary also will cause to be duly paid all other charges, fees or other amounts which become due under this Mortgage or the other Security Documents.

          4.   MAINTENANCE AND REPAIRS, SHORING.
               --------------------------------

The Beneficiary will keep, or cause to be kept, the Premises and the parking areas, sidewalks, curbs and streets and ways located on the Land and all other means of access to the Premises in good and clean order and condition and in a first-class manner and, subject to Excusable Delays and the provisions set forth in this Mortgage with respect to damage or destruction caused by fire or other casualty or by a Taking, the Beneficiary will promptly make or cause to be made all necessary or appropriate repairs, replacements and renewals thereof to maintain the Premises in such first-class condition, whether interior or exterior, structural or nonstructural, ordinary or extraordinary. All repairs and replacements shall consist of materials which are compatible with the existing Improvements and of comparable quality to the materials replaced and shall be installed in a good and workmanlike manner. The Beneficiary will do or cause others to do, to the extent permitted by applicable law, all shoring of (i) foundations and walls of any Improvements or (ii) the ground adjacent thereto, and every other act necessary or appropriate for the preservation and safety of the Premises by reason of or in connection with any excavation or other building operation upon the Land or any adjoining property, whether or not the Beneficiary or any other Person shall, by any Legal Requirement, be required to take such action or be liable for failure to do so. The Beneficiary will not do or permit any act or thing which might affect the utility, value or operation of the Property or any part thereof in any material adverse respect, or commit or permit any waste of the Property or any part thereof.

          5.   UTILITY SERVICES.
               ----------------

Subject to the provisions of Article 12 hereof, the Beneficiary will pay or cause to be paid when due all charges for all public or private utility services, all public or private highway services, all public or private communication services and all sprinkler systems and protective services at any time rendered to or in connection with the Property or any part thereof and which are incurred by or on behalf of the Beneficiary or the Mortgagor.

          6.   NO CLAIMS AGAINST MORTGAGEE.
               ---------------------------

Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, nor as giving the Beneficiary any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Mortgagee in respect thereof or any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the interest of the Mortgagee under this Mortgage.

          7.   INDEMNIFICATION BY THE BENEFICIARY.
               ----------------------------------

Subject to the provisions of Article 38 hereof, the Beneficiary will protect, indemnify and save harmless the Mortgagee from and against: all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against the Mortgagee or the Property, by reason of the occurrence or existence of any of the following (to the extent (i) the insurance proceeds payable on account of the following and received by the Mortgagee shall be inadequate, and (ii) an action is brought or written claim is made prior to the release of this Mortgage or, as to the indemnity contained in clause (h) of this Article 7, within 24 months after such release if such action or claim arose from an event that occurred prior to such release): (a) ownership or possession of the Mortgagor's, Beneficiary's or Mortgagee's interest in the Property, or any interest therein, or receipt of any rent or other sum therefrom, (b) any accident, injury to or death of any Persons or loss of or damage to property occurring on or about the Premises or any part thereof or the adjoining parking areas, sidewalks, curbs, vaults and vault space, if any, streets or ways, (c) any use, non-use or condition of the Premises or any part thereof or the adjoining parking areas, sidewalks, curbs, streets or ways, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by the

Mortgagee, any claim the insurance as to which is inadequate, and any claim in respect of any adverse environmental impact or effect, (d) any failure on the part of the Mortgagor or the Beneficiary to perform or comply with any of the terms of this Mortgage, the Declaration of Easements, the Condominium Deed, the Operating Agreement, any Lease or any other Security Document to which it is a party or any other agreement to which Mortgagor or Beneficiary is a party or which is binding on the Property or any part thereof, (e) any performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (f) any negligence or tortious act or omission on the part of the Mortgagor or the Beneficiary or any of its agents, contractors, servants, employees, sublessees, licensees or invitees,
(g) any contest referred to in Article 12, or (h) use, generation, storage, release, burial, deposit, discharge, disposal or presence of Hazardous Substances in, on, or under the Land or the Improvements in violation of Environmental Law or the failure of the Beneficiary, the Manager or the Mortgagor to comply with any Legal Requirement relating to Hazardous Substances or knowingly acquiescing in a violation of such Legal Requirement by a tenant under a Lease (in either case, whether prior to or during the period that the Secured Obligations are outstanding and regardless of by whom caused, whether by the Mortgagor or the Beneficiary or by any predecessor in title or by any owner of real estate adjacent to the Land or the Improvements or by any other Person, or any employee, agent, contractor or subcontractor of the Mortgagor or the Beneficiary or any predecessor in title or any such adjacent land owner or any other Person), including, with respect to this clause (h): (i) claims of any Person (including governmental agencies) for damages, penalties, losses, costs, fees, expenses, damages, injunctive or other relief; (ii) response costs, clean-up costs, costs and expenses of removal and restoration, including fees of attorneys and experts, and costs of determining the existence of Hazardous Substances and reporting same to any governmental agency; and (iii) any and all expenses or obligations, including reasonable attorneys' fees, incurred at, before and after any trial or appeal therefrom whether or not taxable as costs, including, without limitation, reasonable attorneys' fees, witness fees, deposition costs, copying and telephone charges and other expenses. Any amounts payable under this Section to the Mortgagee which are not paid within ten Business Days after written demand therefor by the Mortgagee, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand until paid at the Default Rate, and shall be secured by this Mortgage. In case any action, suit or proceeding is brought against the Mortgagee by reason of any such occurrence, the Beneficiary, upon the request of the Mortgagee, will at the Beneficiary's expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel for the insurer of the liability or by counsel selected by the Beneficiary (unless reasonably disapproved by the Mortgagee). So long as the Beneficiary is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner and no foreclosure proceeding is then pending, the Mortgagee shall be entitled to settle such action, suit or proceeding and claim the benefit of this Article 7 with respect to such action, suit or proceeding and the Mortgagee agrees that it will not settle any such action, suit or proceeding without the consent of the Beneficiary, which consent shall not be unreasonably withheld or delayed, provided that if the Beneficiary is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above or if a foreclosure is pending, the Mortgagee may settle such action, suit or proceeding and claim the benefit of this Article 7 with respect to settlement of such action, suit or proceeding. In no event shall the Beneficiary be obligated to protect, indemnify or save harmless the Mortgagee with respect to losses, damages or liabilities to the extent arising out of the Mortgagee's gross negligence or willful misconduct. The Mortgagor and the Beneficiary hereby expressly waive and release the Mortgagee from any and all claims for damages, liability, expense, contribution or cost recovery, including without limitation any cost recovery claim under the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as it may be amended, or any other federal or state statute, regulation or law, including without limitation state common law, whether such claim exists now or in the future, arising out of or in connection with the use of or condition of the Land or the Improvements or the presence or release of Hazardous Substances in, on or under the Property (other than with respect to such claims, damages, liabilities or costs, to the extent arising out of the Mortgagee's gross negligence or willful misconduct), it being understood that all such claims, damages, liabilities, expenses and costs shall be the sole responsibility of the Mortgagor and the Beneficiary without regard to the absence or presence of fault on the part of the Mortgagor or the Beneficiary. Notwithstanding anything contained in Article 38 to the contrary, as to any action brought or claim made under clause (h) of this Article 7, Beneficiary (but not its constituent general partners or their subpartners at any level) shall remain liable under the indemnity provided for in clause (h) of this
Article 7 after the release of this Mortgage, with respect to such action or claims to the extent of the value of Beneficiary's interest in the Property and the beneficial interest in the Land Trust immediately prior to such release and to the extent of the proceeds received by Beneficiary on account of any subsequent disposition of such interest.

          8.   INSPECTION.
               ----------

The Mortgagee and its authorized representatives may at all reasonable times and upon reasonable notice and accompanied by an agent of the Beneficiary enter and examine the Property and, in connection with such entering and examination, will use reasonable efforts not to interfere with operation of the Property. Such Persons shall not inspect the Premises on other than a Business Day except in the case of an emergency. Such Persons shall not have any duty to make any such inspection and shall not have any liability or obligation to the Mortgagor, the Beneficiary or any other Person for making or not making any such inspection.

          9.   PAYMENT OF IMPOSITIONS, ETC.
               ---------------------------

Subject to the provisions of Article 12 relating to permitted contests, the Beneficiary will pay, or cause to be paid, before any fine, penalty, interest or cost may be added for such nonpayment, all real estate taxes, assessments, fees, taxes on rents or rentals, and other governmental charges that may be levied or assessed against the Property or any part thereof or the Mortgagor or the Beneficiary with respect to the Property or any part thereof or rents therefrom or which become liens upon the Property or any part thereof (collectively, "Impositions"). Except as provided in Article 45 hereof, the Beneficiary shall not be required to pay any income, excess profits or revenue tax, excise tax or inheritance tax, gift tax, franchise tax, corporation tax, capital levy, estate succession or other similar tax or charge that may be payable by or chargeable to the Mortgagee, or any interest, fines, costs, additions to tax or penalties in respect thereof, provided Beneficiary shall pay any such tax which is imposed, levied or assessed in substitution for any Impositions.

          10.  COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS, INSTRUMENTS.
               -------------------------------------------------------------

(a) Subject to the provisions of Article 12 relating to permitted contests, the Beneficiary will (i) comply, or cause compliance, with all Legal Requirements and Insurance Requirements before the expiration of any applicable extension or cure period whether or not compliance therewith shall require structural changes in the Improvements or interfere with the use and enjoyment of the Property or any part thereof, (ii) procure, maintain and comply with, all permits, licenses and other authorizations required by Legal Requirements to be complied with for any use then being made of the Premises or any part thereof, and for the proper operation and maintenance of the Improvements and the Equipment or any part thereof, provided that with respect to the Disabilities Act, the Beneficiary will proceed in a reasonably diligent manner to achieve compliance to the extent Beneficiary reasonably determines that compliance is required under the Disabilities Act and (iii) comply with applicable duties or obligations under any instruments of record at the time in force binding upon, and enforceable against, the Beneficiary or the Property or any part thereof; provided that it shall not be a Default hereunder if it shall be the obligation of a Tenant to comply with any Legal Requirement, procure, maintain or comply with any such permit, license or other authorization or comply with such duties or obligations so long as the Beneficiary promptly after receiving actual notice of any noncompliance commences and diligently pursues its rights against such Tenant and uses its diligent efforts to cause such Tenant to comply with such Legal Requirement or maintain or comply with such permit, license or other authorization or comply with such duties or obligations within a reasonable time and the failure to comply with the requirement in question does not subject the Mortgagee to any of the risks described in clause (b) or (c) of Article 12 hereof and does not impair the validity of any insurance required to be maintained by the Beneficiary under Article 13 hereof or the right to full payment of any claims thereunder. The Beneficiary shall pay all fines, penalties, interest and costs imposed as a result of any failure of the Mortgagor or the Beneficiary to perform its obligations under this Article 10.

          (b)  Each of the Mortgagor and the Beneficiary covenants and agrees
(i) to perform punctually all material obligations and agreements to be performed by it as lessor under any Anchor Lease (it being expressly agreed that any obligation or agreement of the landlord which if not performed would give an anchor tenant the right to terminate an Anchor Lease shall be deemed material) or as a party to the Declaration of Easements, the Condominium Deed, the Operating Agreement, the Permitted Exceptions or the Management Agreement or any replacement management agreement, (ii) to perform punctually all obligations and agreements to be performed by it as lessor under any Lease other than Anchor Leases such that there will be no material and adverse impairment of the value of the Property or the Mortgagee's interest under this Mortgage, and (iii) to do all things necessary or appropriate in the ordinary course of its business, to compel performance by each other party to each of such instruments of such other party's obligations and agreements thereunder. The Beneficiary will maintain the validity, perfection, priority and effectiveness of this Mortgage and the other Security Documents, and will not take any action, will not permit action to be taken by others and will not omit to take any action, nor, except as permitted by Article 20 hereof, will the Mortgagor or the Beneficiary give any notice, approval or consent or exercise any rights under or in respect of any Lease or any of such other instruments, which action, omission, notice, approval, consent or exercise of rights would release any Tenant or other party from, or reduce any Tenant's or any other party's obligations or liabilities under, or would result in the termination, surrender or assignment of, or the amendment or modification of in any material adverse respect, or would impair the validity of, any Lease, any of such other instruments, this Mortgage or any of the other Security Documents (other than as expressly permitted by Article 20 hereof), or would affect the Property in any material adverse respect, without the prior written consent of the Mortgagee, and any attempt to do any of the foregoing without such consent shall be of no force and effect.

          (c) The Beneficiary represents and warrants that it has not received any written notice of any violation which remains uncured, and that it has no actual knowledge of any material respect in which it or the Premises is, on the date hereof, in violation of any Legal Requirement (including the presence, use, storage or handling of any hazardous or toxic substance, waste or material or oil, petroleum product or asbestos on, under, released upon or migrating from the Property) or Insurance Requirement or of any agreement binding upon the Mortgagor, the Beneficiary or the Property, except that Beneficiary is not hereby representing or warranting as to compliance as of the date hereof of the Premises with the Disabilities Act.

          11.  LIENS.
               -----

Subject to the provisions of Article 12 relating to permitted contests and
Section 19.2 relating to permitted indebtedness, the Beneficiary will not directly or indirectly create or permit or suffer to be created or to remain, and will discharge or promptly cause to be bonded in an amount not less than the claim by a surety company licensed to issue such bonds in Illinois (provided that, in the case of a claim in excess of $5 million, such surety company shall have a long-term unsecured debt rating of not less than "Baa" by Moody's, or, if not rated by Moody's, not less than "BBB" by S&P) or discharged by payment, final order of a court of competent jurisdiction or otherwise, within forty-five Business Days after receiving written notice of the filing thereof, any mortgage, deed of trust, lien, encumbrance or charge upon, pledge of, or conditional sale or other title retention agreement with respect to, the Property or any part thereof or the Beneficiary's interest in the Land Trust, other than the Permitted Exceptions.

          12.  PERMITTED CONTESTS.
               ------------------

Anything to the contrary contained herein notwithstanding, the Mortgagor or the Beneficiary at its expense may contest, by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or lien therefor or any Legal Requirement or Insurance Requirement or charges or other amounts required to be paid pursuant to the provisions of
Article 5 hereof, or the application of any instrument of record affecting the Property or any part thereof (other than the Security Documents) or any claim of mechanics, materialmen, suppliers or vendors or any lien therefor, and may withhold payment of the same pending such proceedings if permitted by law; provided that (a) in the case of any Impositions or lien therefor or any claims of mechanics, materialmen, suppliers or vendors or any lien therefor, such proceedings shall suspend the collection thereof from the Mortgagor, the Beneficiary, the Mortgagee and the Property, (b) neither the Property nor any part thereof or interest therein would be in any danger of being sold, forfeited or lost if the Mortgagor or the Beneficiary pays the amount or satisfies the condition being contested, and the Mortgagor or the Beneficiary would have the opportunity to so pay or satisfy, and Beneficiary shall pay such amount, in the event of the Mortgagor's or the Beneficiary's failure to prevail in the contest, (c) in the case of an Insurance Requirement, the failure of the Mortgagor or the Beneficiary to comply therewith shall not impair the validity of any insurance required to be maintained by the Beneficiary under Article 13 or the right to full payment of any claims thereunder, (d) in the case of Impositions, the Beneficiary shall pay such Impositions in full to the taxing authority under protest, (e) in the case of any service described in Article 5, any contest or failure to pay will not result in a discontinuance of any such service, (f) in the case of any instrument of record affecting the Property or any part thereof, the contest or failure to perform under any such instrument shall not result in the placing of any lien on the Property or any part thereof unless such lien is bonded in an amount not less than the lien by a surety company licensed to issue such bonds in Illinois (provided that, in the case of a claim in excess of $5 million, such surety company shall have a long-term unsecured debt rating of not less than "Baa" by Moody's, or, if not rated by Moody's, not less than "BBB" by S&P), and (g) neither the failure to pay or perform any obligation which Beneficiary is permitted to contest under this Article 12 nor an adverse determination of any such contest shall result in a material adverse effect on the utility, value or operation of the Property.

          13.  INSURANCE.
               ---------

          13.1. RISKS TO BE INSURED. The Beneficiary will maintain or cause to be maintained, with insurers authorized to issue insurance in the State of Illinois and having an A.M. Best Company, Inc. rating of "A" or better and financial size category of not less than X (or in the case of earthquake insurance not less than V) and capital and policyholder surplus of not less than $500,000,000, and a Moody's or S&P rating of any grade of A or better, insurance coverage as described in Exhibit D hereto and shall pay in a timely manner all Premiums due in connection therewith. Such insurance coverage shall also comply with the requirements of Article IX of the Declaration of Easements to the extent such requirements are more stringent or require greater coverage than the requirements of this Article 13. Notwithstanding anything to the contrary in this Article 13 or Exhibit D hereto, the Persons providing insurance on the date hereof (as evidenced in the certificates delivered pursuant to Section 13.3) shall be approved insurers for purposes of this Mortgage and Exhibit D hereto. Additionally, in the event any other Insurer submitted by Beneficiary to the Mortgagee for its consent does not meet the requirements set forth above, the approval of the Mortgagee shall not be unreasonably withheld or delayed.

          Subject to the last sentence of this paragraph, the Beneficiary shall, in order to secure the performance and discharge of the Beneficiary's obligations under Article 13 of this Mortgage, but not in lieu of such obligations, deposit with the Mortgagee on the first day of each calendar month until the Secured Obligations are paid in full, a sum in an amount determined by the Mortgagee from time to time by written notice to the Beneficiary, in order to accumulate funds sufficient to permit the Mortgagee to pay all premiums payable in connection with the insurance required under said Article 13 at least thirty (30) days prior to the date or dates on which they shall become due. Upon demand by the Mortgagee, the Beneficiary shall deliver to the Mortgagee such additional monies as are required to satisfy any deficiencies in the amounts necessary to enable the Mortgagee to pay such premiums thirty (30) days prior to the date they shall become due. Any deposits received pursuant to this Section 13.1 shall be held by the Mortgagee in a non-interest bearing trust account which shall be segregated from any other monies held by Mortgagee. The Mortgagor and the Beneficiary each grant to the Mortgagee a security interest in all sums deposited with the Mortgagee pursuant to this Section 13.1 for the purpose of securing the payment and performance of the Secured Obligations. Upon the occurrence of any Event of Default, all or any part of the sums on deposit with the Mortgagee, or any amounts thereafter deposited with the Mortgagee, may be applied to the Secured Obligations in such order and manner as the Mortgagee may elect. Notwithstanding the foregoing, the requirement under this Section 13.1 for an insurance escrow shall be waived unless and for so long as an Event of Default shall have occurred and be continuing.

          13.2. POLICY PROVISIONS. Each policy of insurance maintained by the Beneficiary pursuant to Section 13.1 shall (a) except in the case of workers' compensation insurance, name the Beneficiary as insured and name the Mortgagor and the Mortgagee as additional insureds; (b) except in the case of public liability insurance and workers' compensation insurance and, in the event that no Event of Default has occurred and is continuing, rent loss insurance, provide that all Proceeds thereunder shall be payable to the Mortgagee pursuant to a standard first mortgagee endorsement, without contribution, and that adjustment and settlement of any loss in excess of $1,000,000 shall be subject to the reasonable approval of the Mortgagee; (c) include effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional insureds and named insureds (other than the Beneficiary) and, to the extent available at commercially reasonable rates, all rights of subrogation against any loss payee, additional insured or named insured; (d) permit the Mortgagee to pay the premiums and continue any insurance upon failure of the Beneficiary to pay premiums when due, the insolvency of the Beneficiary or the foreclosure or other transfer of the

Property; (e) except in the case of public liability and workers' compensation insurance and except to the extent that the Declaration of Easements or the Condominium Deed provides for a contrary means of paying Proceeds, provide that any Proceeds shall be payable to the Mortgagee (subject to the provisions of Article 15 pursuant to which the Beneficiary is entitled to receive proceeds of up to $1,000,000) and that the insurance shall not be impaired or invalidated by virtue of (i) any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by the Beneficiary, the Mortgagor or the Mortgagee or any other named insured, additional insured or loss payee, (ii) the occupation or use of the insured properties for purposes more hazardous than permitted by the terms of the policy, (iii) any foreclosure or other proceeding or notice of sale relating to the insured properties or (iv) any change in the title to or ownership or possession of the insured properties (provided that with respect to items
(iii) and (iv), any notice requirements of the applicable policies are satisfied); (f) be subject to a deductible, if any, not greater than $1,000,000; and (g) provide that if all or any part of such policy is to be canceled or terminated, or is to expire, the insurer will forthwith give prior notice thereof to each named insured, additional insured and loss payee and that no cancellation, termination, expiration, reduction in amount of, or material change (other than an increase in coverage) in, coverage thereof shall be effective until at least ten days after receipt by each named insured, additional insured and loss payee of written notice thereof.

          13.3. CERTIFICATES. The Beneficiary will deliver to the Mortgagee on or prior to the Closing Date certificates setting forth in reasonable detail the material terms (including any applicable notice requirements) of all insurance policies that the Beneficiary is required to maintain hereunder, from the respective insurance companies that issued such policies. Such certificates shall be accompanied by copies of the policies and, in the case of casualty policies, an original lender's loss payable endorsement. The Beneficiary will deliver to the Mortgagee, concurrently with each material change in or renewal of any insurance policy covering any part of the Premises required to be maintained by the Beneficiary hereunder, a certificate with respect to such changed or renewed insurance policy certified by the insurance company issuing such policy or the agent of such issuer, in the same form and containing the same information as the certificates required to be delivered by the Beneficiary pursuant to the first sentence of this
Section 13.3 and stating that all premiums then due thereon have been paid to the applicable insurers and that the same are in full force and effect.

          13.4. REPLACEMENT POLICIES. Not less than fifteen (15) Business Days prior to the expiration, termination or cancellation of any insurance policy which the Beneficiary is required to maintain hereunder, the Beneficiary shall obtain a replacement policy (or a binding commitment for such replacement policy), which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to the Mortgagee (i) either the original replacement policy or certified copies and endorsements in respect of such policy in the same form and containing the same information as required to be delivered by the Beneficiary pursuant to Section 13.3, or an original binder addressed to the Mortgagee and executed by the issuer of the insurance or an agent thereof and
(ii) an Officers' Certificate confirming that such policy or bound insurance complies with all the requirements of Section 13.1.

          13.5.     REPORTS OF INDEPENDENT INSURANCE BROKERS. Within thirty
(30) days following the end of each calendar year during the term of this Mortgage, and concurrently with the delivery of each replacement policy or a binding commitment for the same pursuant to Section 13.4, the Beneficiary will deliver to the Mortgagee a report from a reputable and experienced insurance broker or from the insurer setting forth the particulars as to all insurance obtained by the Beneficiary pursuant to this Article 13, Article 14(c) hereof and Section 58(j) of the Declaration of Easements and then in effect and stating that all premiums then due thereon have been paid to the applicable insurers, that the same are in full force and effect and that, in the opinion of such insurance broker or insurer, such insurance otherwise complies in all material respects with the requirements of this Article 13, Article 14(c) hereof and Section 58(j) of the Declaration of Easements.

          13.6. SEPARATE INSURANCE. Neither the Mortgagor nor the Beneficiary will take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Article 13 unless and for so long as such insurance complies with
Section 13.2.

          14.  ALTERATIONS AND ADDITIONS, ETC.
               ------------------------------

(a) The Beneficiary will not make or permit any demolition, alteration, installation, addition, improvement, decoration or new construction (an "Alteration") to the Premises unless undertaken in accordance with the applicable provisions of this Mortgage, the Declaration of Easements, the Condominium Deed, the Leases and the Operating Agreement and unless (except in the event that the Alteration is required to cure such Event of Default), no Event of Default shall have occurred and be continuing and no Default shall occur as a result of such action. Any Alteration (other than tenant improvement work undertaken by a tenant) which involves an estimated cost of more than $5,000,000 shall be conducted under the supervision of an Architect and no such Alteration, or any Alteration (other than tenant improvement work) as to which plans are required by any Legal Requirements and which involve an estimated cost of more than $1,000,000, shall be undertaken until five Business Days after there shall have been filed with the Mortgagee, for information purposes only and not for approval by the Mortgagee, detailed plans and specifications and cost estimates therefor, prepared and approved in writing by such Architect. Such plans and specifications may be revised at any time and from time to time provided that material revisions of such plans and specifications are filed with the Mortgagee five Business Days in advance of any work in respect thereof, for information purposes only, together with the written approval thereof by such Architect if an Architect is required hereunder. In the event Beneficiary obtains "as-built" plans with respect to any Alteration (other than tenant improvement work), and the Alteration involves work having an estimated cost of more than $1,000,000, Beneficiary shall promptly file a copy thereof with the Mortgagee for information purposes only. All work done in connection with any Alteration shall be performed with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration shall be not less than the standard of quality of the materials currently used at the Premises and all work shall be performed and all materials used in accordance with all applicable Legal Requirements and Insurance Requirements. Beneficiary shall promptly and fully pay or cause to be paid the cost of any Alteration, subject to the Beneficiary's right to contest any amount claimed to be due in accordance with the provisions in Article 12 of this Mortgage. If an Architect is required hereunder, Beneficiary shall deliver an Officer's Certificate to Mortgagee (i) stating the name of the Architect and confirming that such Architect meets the requirements set forth in this Mortgage in the definition of Architect and (ii) briefly describing the nature of the Alterations to be supervised by such Architect. Unless on or before the 14th day after the Officer's Certificate is delivered to Mortgagee, the Mortgagee advises the Beneficiary in writing that it reasonably disapproves of the Architect as not meeting the requirements of this Mortgage, the Architect shall be deemed acceptable.

          (b) The Beneficiary may make, or cause or permit to be made, without the prior consent of the Mortgagee, Alterations, provided that, no less than five (5) Business Days prior to the commencement of each Alteration (other than tenant improvement work), the cost of which exceeds $1,000,000, Beneficiary shall deliver to Mortgagee an Officers' Certificate certifying (i) the reasonable estimated cost of such Alteration, (ii) the source of payment therefor, and (iii) that the Alteration, together with all contemporaneous and planned Alterations, will not affect the utility, operation or value of the

Premises in any material adverse respect. Any other Alterations shall require the prior written consent of the Mortgagee.

          (c) Builder's risk insurance (in completed value form, with, if applicable, an endorsement for off-site storage of materials) and public liability insurance, including bodily injury and property damage liability and comprehensive general liability insurance in accordance with clause (b) of Exhibit D hereto, shall be maintained or caused to be maintained by the Beneficiary at all times during which any Alteration is in progress. The insurance provided for in this Section 14(c) shall be in addition to the insurance required to be maintained pursuant to clauses (a) and (b) of Exhibit D hereto and may be effected by an appropriate endorsement, if obtainable, upon the policy or policies of insurance referred to in Section
13.1 hereof. All insurance provided for in this Section 14(c) shall be effected under a valid and enforceable policy or policies issued by insurers which meet the requirements set forth in Exhibit D hereto, and, prior to the commencement of any Alteration which is reasonably estimated by the Beneficiary to cost more than $5,000,000, the Beneficiary will furnish to the Mortgagee certificates in respect of such insurance in the form described in the first sentence of Section 13.3 hereof and a report of an insurance broker or an agent of the insurance company issuing such policy containing a statement of the insurance effected by the Beneficiary pursuant to this
Section 14(c) and then in force and stating that the insurance then in force complies with the covenants in this Section 14(c).

          (d) If at any time, the unpaid cost of all Alterations then in process, as reasonably estimated by an Architect (other than any Alteration the cost of which a Tenant is obligated to pay directly or to reimburse the Beneficiary and the Beneficiary reasonably believes that the Tenant will be able to pay directly or to reimburse the Beneficiary, as applicable), exceeds $5,000,000 (adjusted as described below), the Beneficiary shall furnish the Mortgagee with a completion guaranty of Beneficiary, which is subject to the provisions of Section 38 and which is secured by security for the payment of such excess in the form of (x) a Credit Facility, (y) Eligible Collateral in an amount not less than such excess or (z) provided that such unpaid costs do not exceed $20,000,000, an unconditional completion guaranty by a third party entity having a long term unsecured debt rating of at least Aa by Moody's or if not rated by Moody's, "AA" by S&P, or in either case the next highest rating category (a "Third Party Guaranty"). In each such case, the Credit Facility, the Eligible Collateral or Third Party Guaranty shall be delivered to the Mortgagee. The $5,000,000 amount shall be reduced on any given date by the Architect's estimate of the cost, if work on the Alterations were to be terminated on such date, to restore the Premises to the extent necessary so that, as restored, there would be no material adverse effect on the utility, operation or value of the Premises as a whole. Costs which are subject to retainage shall be treated as unpaid. In the event that any Alteration shall be made in conjunction with any Restoration with respect to which the Beneficiary shall be entitled to withdraw Proceeds pursuant to Section 15.2 hereof, the amount of the Credit Facility, Third Party Guaranty or Eligible Collateral to be furnished pursuant hereto need not exceed the aggregate cost of such Restoration and such Alteration (as estimated by the Architect) less the sum of the amount of any Proceeds which the Beneficiary may be entitled to withdraw pursuant to Section 15.2 hereof and $5,000,000 (adjusted as described above). The Architect shall deliver to the Mortgagee a schedule setting forth the projected stages of completion of the Alterations and the corresponding amounts equal to such completion. From time to time as Alterations progress, the amount of any Cash or Eligible Collateral so furnished may be withdrawn by the Beneficiary and paid or otherwise applied by or returned to the Beneficiary in an amount equal to the amount the Beneficiary would be entitled to so withdraw if Section 15.2 hereof were applicable, and upon satisfaction of the conditions stated therein and any Credit Facility so furnished may be reduced by the Beneficiary in an amount equal to the amount the Beneficiary would be entitled to so reduce if Section
15.2 hereof were applicable and upon satisfaction of the conditions stated therein, except that the remaining balance of such Cash or remaining Eligible

Collateral shall not be reduced below a retainage for the amount in excess of $5,000,000 in an amount that is customary in Illinois unless the conditions set forth in the last sentence of this clause (d) are first satisfied. The Mortgagee shall invest all Eligible Collateral in the form of Cash held pursuant to the terms of this paragraph in accordance with Article 57 hereof. At any time after substantial completion in all material respects of any Alteration in respect whereof a Credit Facility or Eligible Collateral was deposited, or Third Party Guaranty issued, pursuant hereto, the whole balance of any Cash so deposited with the Mortgagee and then remaining on deposit may be withdrawn by the Beneficiary and shall be paid by the Mortgagee to the Beneficiary, and any Credit Facility or Eligible Collateral so deposited, or Third Party Guaranty issued, shall, to the extent it has not been called upon, reduced or theretofore released, be released by the Mortgagee to the Beneficiary, within ten (10) days after receipt by the Mortgagee of an application for such withdrawal and/or release together with an Officers' Certificate, and signed also (as to clause (1), (3) and (4) of this Section) by the Architect, setting forth in substance as follows:

          (1) that the Alteration or Alterations in respect of which such Credit Facility or Eligible Collateral was deposited, or Third Party Guaranty issued, has been substantially completed in all material respects in accordance with any plans and specifications therefor previously filed with the Mortgagee under Section 14(a) hereof;

          (2) that to the best knowledge of the certifying Person all amounts which the Beneficiary is or may become liable to pay in respect of such Alteration or Alterations have been paid in full or adequately provided for or are being contested in accordance with Article 12 hereof and, that lien waivers have been obtained from the general contractor and major subcontractors performing such Alterations;

          (3) that to the best knowledge of the certifying Person such Alteration will not cause the Premises to be in violation of any Legal Requirement or Insurance Requirement, or result in the loss of any certificate of occupancy;

          (4) that to the best knowledge of the certifying Person the Property, after giving effect to such Alteration, can be used for the purpose for which it was intended; and

          (5) that to the best knowledge of the certifying Person no Default or Event of Default has occurred and is continuing.

          15.  DAMAGE, DESTRUCTION AND RESTORATION.
               -----------------------------------

          15.1. THE BENEFICIARY TO GIVE NOTICE. In case of any damage to or destruction of the Premises or any part thereof for any reason (which shall include earthquake for all purposes under this Mortgage), the Restoration of which is reasonably estimated to cost more than $500,000, the Beneficiary will promptly give written notice thereof to the Mortgagee, generally describing the nature and extent of such damage or destruction.

          15.2. APPLICATION OF INSURANCE PROCEEDS. If no Event of Default or a Default of any monetary obligation under the Notes shall have occurred and be continuing the Mortgagee consents to the direct payment to the Beneficiary of Proceeds up to $1,000,000 paid on account of any damage to or destruction of the Premises (other than Proceeds paid in respect of the insurance described in clause (d) of Exhibit D hereto), subject to the interest of the Mortgagee therein under this Mortgage and the provisions hereof, provided, however, that if an Event of Default or a Default of any monetary obligation under the Notes occurs and is continuing, all such Proceeds shall, subject to the terms and conditions of the Declaration of Easements and the Condominium Deed, be held by Mortgagee during the continuance of such Event of Default or Default in accordance with the next paragraph hereof.

          Subject to the terms and conditions of the Declaration of Easements and the Condominium Deed providing for the manner of application of Proceeds payable on account of any damage to or destruction of all or any part of the Premises, the Beneficiary hereby irrevocably assigns to the Mortgagee, as additional security, all such Proceeds and agrees to the payment to the Mortgagee of all such Proceeds in excess of $1,000,000 to be held and invested by the Mortgagee as the Beneficiary shall direct in accordance with
Article 57 hereof, until applied by the Mortgagee in accordance with the terms hereof. The Beneficiary and the Mortgagee each shall hold all Proceeds received by it pursuant to this Section (which shall not apply to any Proceeds payable under public liability insurance and workers' compensation insurance) in trust to be applied first, to the extent required under the Declaration of Easements, the Condominium Deed or this Mortgage, to the cost of Restoration in accordance with the provisions of the Declaration of Easements or the Condominium Deed or, if such provisions do not apply, of this Mortgage (except that Proceeds paid in respect of the insurance described in clause (d) of Exhibit D hereto shall be applied to payment of Operating Expenses and amounts due under the Notes otherwise secured hereby). The earnings, if any, which accrue from investment of any Proceeds paid to the Mortgagee shall be held by the Mortgagee and applied to pay, first, any expenses incurred by the Mortgagee in investing such Proceeds and second, so long as (i) the amount of Proceeds is greater than the cost of the restoration or repair reasonably estimated by Mortgagee, and (ii) no Event of Default or Default in the payment of any monetary obligation under the Notes shall have occurred and be continuing, the amounts required by the Beneficiary to pay income taxes on such earnings as and when due. To the extent that this Mortgage provides for Proceeds to be held by the Mortgagee and applied to a Restoration (including Restoration resulting from a Taking as provided in Section 16.2), such Proceeds shall be paid by the Mortgagee to the Beneficiary at any time or from time to time, as such Restoration progresses, either to pay or to reimburse the Beneficiary for expenditures made or then required to be made for Restoration, including payments to contractors, subcontractors, materialmen, suppliers, attorneys, engineers, architects or other Persons who have rendered services or furnished materials for such Restoration, subject to and reflecting customary retentions pending completion of the work, and all other costs and expenses actually incurred by the Beneficiary in connection with such Restoration, upon the receipt by the Mortgagee of an Officers' Certificate dated not more than 30 days prior to the application for such withdrawal, requesting such payment or reimbursement and setting forth the work performed which is the subject of the application, the parties which performed the work and the actual coat thereof and an Architect's certificate certifying performance of such work. The Beneficiary will, in good faith and with due diligence, file and prosecute the Beneficiary's claim for any such Proceeds and, subject to the provisions of the first paragraph of this Section
15.2 relating to the direct payment to the Beneficiary of any Proceeds up to $1,000,000, will cause the same to be collected and paid over to the Mortgagee, to be held and applied in accordance with the provisions of this Mortgage. Each of the Mortgagor and the Beneficiary hereby irrevocably authorizes and empowers the Mortgagee, in the name of the Beneficiary as its true and lawful attorney-in-fact, to file and prosecute such claim and to collect and to make receipt for any such payment, and, if but only if the Beneficiary fails so to act or if an Event of Default or Default of any monetary obligation under the Notes shall have occurred and be continuing, then in such case the Mortgagee may file such claim and prosecute it with counsel satisfactory to it at the expense of the Beneficiary. The Mortgagee may participate in any proceedings or negotiations which might result in any Proceeds in excess of $5,000,000 and all proceedings or negotiations if an Event of Default then exists, and the Beneficiary will deliver or cause to be delivered to the Mortgagee all instruments reasonably requested by it to permit such participation. The Beneficiary will pay all costs, fees and expenses reasonably incurred by the Mortgagee (including all reasonable attorneys' fees and expenses, the fees of insurance experts and adjusters and the reasonable costs incurred in any litigation or arbitration) in connection with any damage or destruction to the Premises and seeking and obtaining any payment on account thereof.

          If at any time and from time to time after the claim for Proceeds on account of any casualty or taking has been finally settled, the cost of Restoration as estimated by the Architect exceeds the Proceeds remaining and available for application to such Restoration, the Beneficiary will, within ten (10) days of written demand therefor from Mortgagee, deposit with Mortgagee cash or Debt Securities issued in the name of Mortgagee and with maturities of less than 90 days and which will be available, as needed, to pay costs of Restoration (or with the then Depositary under the Declaration of Easement, if not the Mortgagee with evidence of such deposit concurrently furnished to Mortgagee) the amount of such excess, which deposit when received shall be applied to the costs of Restoration prior to any further disbursement of Proceeds. Failure of Beneficiary to deposit such excess as required above shall be an Event of Default hereunder, but shall not relieve Mortgagee from its obligation to disburse Proceeds as Depositary under the Declaration of Easements.

          The Mortgagee shall hold any Proceeds held by the Mortgagee pursuant to this Section 15.2 or Section 16.3 as the "Depositary" under the Declaration of Easements and shall apply such Proceeds only in accordance with the terms and conditions of the Declaration of Easements. Notwithstanding the foregoing, the Mortgagee may refuse to serve as Depositary or may resign as Depositary provided that any Proceeds it then holds are transferred to a successor Depositary in accordance with the provisions of the Declaration of Easements.

          15.3. RESTORATION. In the event that the damage or destruction does not constitute a Total Loss, the Beneficiary shall be obligated, at its expense (whether or not the Proceeds are sufficient for such purpose), to effect the Restoration of the Premises in accordance with the provisions of the Declaration of Easements, the Condominium Deed, the Mortgage and the Leases, subject to Excusable Delays (with respect to compliance with this Mortgage), and shall use all or a portion of such Proceeds to the extent required, and the Mortgagee shall make such Proceeds avail able to the Beneficiary (all such Proceeds to be held by the Beneficiary in trust, to be applied first to the payment of all costs incurred to effect the Restoration), for Restoration in accordance with the provisions of the Declaration of Easements, the Condominium Deed, this Mortgage and the Leases. If the Beneficiary will be restoring the Property under this Mortgage, the Beneficiary shall cause the Architect to prepare both a cost estimate and schedule for Restoration of the Premises and to provide such estimate and schedule to the Mortgagee and the Beneficiary. In the event of a Total Loss, Beneficiary shall apply the Proceeds to the prepayment in full of the Notes and all other sums secured hereby. In the event the Beneficiary is required to apply the Proceeds to prepay the Notes in full, any Proceeds remaining after such prepayment and the payment of all other sums secured hereby shall be paid to the Beneficiary or as it may direct in writing. In the event that the Proceeds are insufficient to prepay the Notes in full and to pay all other sums secured hereby, after the Beneficiary is required to so apply the Proceeds, the Beneficiary shall, subject to the provisions of Article 38 hereof, pay immediately the amount of such insufficiency to the Mortgagee until such amount is satisfied. In the event the Beneficiary is obligated to effect Restoration of the Premises, the Beneficiary shall promptly commence and complete the Restoration of the Premises in accordance with the provisions of this Mortgage, the Declaration of Easements and the Condominium Deed, subject to Excusable Delays (with respect to this Mortgage), and any Proceeds remaining after completion of such Restoration and delivery of the Officers' Certificate required under Section 14(d) hereof shall be paid to the Beneficiary (or the party entitled thereto under the Declaration of Easements or the Condominium Deed) or as it may direct in writing unless there is an Event of Default continuing, in which case such remaining Proceeds shall be paid to the Mortgagee.

          16.  TAKING OF PROPERTY.
               ------------------

          16.1. THE BENEFICIARY TO GIVE NOTICE; ASSIGNMENT OF AWARDS, ETC. In case of a Taking of all or any part of the Premises, or the commencement of any proceedings or negotiations which might result in any such Taking, the Beneficiary will promptly give written notice thereof to the Mortgagee, generally describing the nature and extent of such Taking or the nature of such proceedings or negotiations and the nature and extent of the Taking which might result therefrom. As additional security, the Mortgagor and the Beneficiary hereby irrevocably assign, transfer and set over to the Mortgagee, subject to the provisions of this Mortgage and of the Declaration of Easements, all rights of the Mortgagor or the Beneficiary to any Proceeds on account of any Taking, subject to the provisions of this Mortgage with respect to the use and application of any such Proceeds and provided that in the case of an amount of such Proceeds which is not more than $1,000,000, if no Event of Default or a Default of any monetary obligation under the Notes shall have occurred and be continuing, the Beneficiary shall have the right to receive direct payment of such Proceeds, to be held and applied to the Restoration in accordance with the provisions of this Mortgage and the Declaration of Easements (all such Proceeds to be held by the Beneficiary in trust, to be applied first to the payment of all costs incurred to effect the Restoration). If the amount of Proceeds is reasonably estimated by the Beneficiary to exceed $5,000,000 or if an Event of Default then exists, the settlement of any such proceeding and the amount of Proceeds payable in respect thereof shall be subject to the reasonable approval of the Mortgagee; provided that no such approval shall be required if the Proceeds shall be sufficient to prepay in full the Notes and all other sums secured hereby and the Beneficiary has elected (and is permitted under the Declaration of Easements and the Leases) to do so. The Beneficiary will in good faith and with due diligence, subject to Excusable Delays, file and prosecute the Mortgagor's or Beneficiary's claim for any such Proceeds and, subject to the provisions of the second sentence of this Section 16.1, will cause the same to be collected and paid over to the Mortgagee, to be held and applied in accordance with the provisions of this Mortgage. The Mortgagor and the Beneficiary hereby irrevocably authorize and empower the Mortgagee, in the name of the Mortgagor or the Beneficiary as its true and lawful attorney-in-fact, to file and prosecute such claim and to collect and to make receipt for any such award or payment, and, if, but only if, the Beneficiary fails so to act or if an Event of Default or a Default of any monetary obligation under the Notes shall have occurred and be continuing, then in such case the Mortgagee may file such claim and prosecute it with counsel satisfactory to it at the expense of the Beneficiary. The Mortgagee may participate in any proceedings or negotiations which might result in any Taking which may result in an award in excess of $5,000,000, and the Beneficiary will deliver or cause to be delivered to the Mortgagee all instruments reasonably requested by it to permit such participation. The Beneficiary will pay all costs, fees and expenses reasonably incurred by the Mortgagee (including all reasonable attorneys' fees and expenses, the fees of insurance experts and adjusters and the reasonable costs incurred in any litigation or arbitration) in connection with any Taking and seeking and obtaining any award or payment on account thereof.

          16.2. PARTIAL TAKING. In case of a Taking of the Property other than a Total Taking, the Beneficiary shall be obligated, at its expense (whether or not the Proceeds shall be sufficient for such purpose, but subject to the provisions of Article 38 hereof) to effect Restoration of the Premises in accordance with the provisions of the Declaration of Easements, the Leases and this Mortgage, subject to Excusable Delays (with respect to compliance with this Mortgage).

          16.3. APPLICATION OF AWARDS, ETC. All Proceeds received by or payable to the Mortgagee on account of a Taking shall be held and invested by the Mortgagee, subject to the provisions of the Declaration of Easements and the Condominium Deed, until applied by the Mortgagee as follows:

          (a) All Proceeds (excluding the Proceeds on account of a Taking for temporary use) other than Proceeds received on account of a Total Taking shall be applied to the Restoration of the Premises as if such Proceeds were Proceeds of a casualty to be applied pursuant to Section 15.2, and after the completion of the Restoration of the Premises, any balance of the Proceeds remaining (excluding the proceeds on account of a Taking for temporary use or proceeds which are not in respect of a diminution in value of the Premises) shall be applied as a partial prepayment of the Notes and all other sums secured hereby.

          (b) All Proceeds received on account of a Total Taking of the Property shall be applied to the prepayment in full to the extent that the Proceeds are sufficient therefor, of the Notes and all other sums secured hereby, and the balance, if any, shall be paid over and assigned to the Beneficiary (or the party entitled thereto under the Declaration of Easements) or as it may direct in writing. In the event that the Beneficiary is required under this Section 16.3(b) to prepay the Notes and the Proceeds are insufficient to prepay the Notes in full, the Beneficiary shall be obligated, subject to the provisions of Article 38 hereof, to pay immediately the amount of such insufficiency to the Mortgagee.

          17.  EVICTION BY PARAMOUNT TITLE.
               ---------------------------

The Beneficiary, within two Business Days of obtaining knowledge of the pendency of any proceedings for the eviction of the Mortgagor or the Beneficiary from the Premises or any part thereof by paramount title or otherwise questioning the Mortgagor's or Beneficiary's title to the Property or any part thereof as warranted in this Mortgage, or of any condition which might reasonably be expected to give rise to any such proceedings, shall notify the Mortgagee thereof. The Mortgagee may participate in such proceedings, and the Beneficiary will deliver or cause to be delivered to the Mortgagee all instruments reasonably requested by the Mortgagee to permit such participation. In any such proceeding the Mortgagee may be represented by counsel reasonably satisfactory to it at the reasonable expense of the Beneficiary. The Beneficiary will pay all costs, fees and expenses reasonably incurred by the Mortgagee (including all reasonable attorneys' fees and expenses, the fees of insurance experts and adjusters and the reasonable costs incurred in any litigation or arbitration) in connection with any such proceeding and seeking and obtaining any award or payment on account thereof.

          18.  BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER
               ----------------------------------------------------------
               INFORMATION.
               -----------

          18.1. BOOKS AND RECORDS. The Beneficiary will keep proper books of record and account, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Property and the business and affairs of the Beneficiary relating to the Property. The Mortgagee and its authorized representatives shall have the right from time to time to designate an agent to examine, at reasonable times and upon reasonable notice, the books and records of the Mortgagor and the Beneficiary relating to the ownership and operation of the Property, including the Land Trust records.

          18.2. FINANCIAL STATEMENTS. (a) Not later than ninety (90) days after each December 31 after the date hereof and for the year then ended, the Beneficiary will deliver to the Mortgagee and the Servicer an audited balance sheet and financial statement of income and expenses and sources and uses of funds relating to the Property for such year, all in reasonable detail as to the sources and character thereof and stating in comparative form the figures for the previous year. Such annual financial statements for each year shall be certified by the certified public accountant which prepared such statements and which is reasonably acceptable to the Mortgagee and shall be accompanied by an Officers' Certificate certifying that such statements are true and correct, and that the officer signing such certificate has obtained no knowledge of any Default or, if so, specifying each such Default and the nature and status thereof and what action the Beneficiary is taking and proposes to take with respect thereto. Any of the six largest national accounting firms shall be acceptable to Mortgagee.

          (b) Not later than sixty (60) days after the end of each fiscal quarter of the Beneficiary (except the fourth fiscal quarter of each fiscal year), the Beneficiary will deliver to the Mortgagee and the Servicer an unaudited balance sheet and financial statement of income and expenses relating to the Property for such quarter and for the fiscal year to date, all in reasonable detail as to the sources and character thereof. Such unaudited financial statements and the audited statements delivered pursuant to Section 18.2(a) shall be accompanied by an Officers' Certificate certifying that (i) such statements are true and correct, (ii) the officer signing such certificate has obtained no knowledge of a Default or, if so, specifying each such Default and the nature and status thereof and what action the Beneficiary is taking and proposes to take with respect thereto, and (iii) to such Officer's knowledge, no contests permitted under Section 12 are then pending, or, if so, specifying each such contest and the status thereof, and what action the Beneficiary is taking and proposes to take with respect thereto.

          18.3. ADDITIONAL INFORMATION. The Beneficiary will deliver to the Mortgagee (i) within thirty days following the end of the Beneficiary's fiscal year, an Officers' Certificate certifying an annual rent roll, dated as of such fiscal year end, in respect of the Property, (ii) within 30 days of a request by the Mortgagee or the Servicer given to the Beneficiary in writing, an Officer's Certificate certifying a rent roll dated as of a recent date, provided, however, that the Mortgagee and the Servicer shall not together make more than three such requests each calendar year, (iii) written notice in the event of any (a) material change in an insurance policy or coverage, (b) material tort or other material actions against the Mortgagor, the Beneficiary or the Property or any part thereof not covered by insurance,
(c) a Default under this Mortgage at such time as Beneficiary has obtained notice or knowledge thereof, (d) casualty to the Property, the cost of Restoration of which is reasonably estimated to be more than $500,000, (e) change in the Manager or the Beneficiary or interests in the Beneficiary or
(f) material dispute with any national tenant or any other Tenant under a Lease of 5,000 rentable square feet or more or with any Person with respect to the Declaration of Easements, Condominium Deed or Operating Agreement, and
(iv) a copy of any notice received by the Beneficiary or its agent from any environmental authority having jurisdiction over the Property, any notice of aviolation of the Disabilities Act, or any other notice from a governmental authority regarding a condition that requires the expenditure of $500,000 or more, in each case with respect to the Property.

          18.4. OTHER INFORMATION. The Beneficiary will, at any and all times, within a reasonable time after written request by the Mortgagee, furnish or cause to be furnished to the Mortgagee, in such manner and in such detail as may be reasonably requested by the Mortgagee, additional information with respect to the Property.

          19.  TRANSFERS, INDEBTEDNESS AND SUBORDINATE MORTGAGES.
               -------------------------------------------------

Unless such action is permitted by the provisions of this Article 19 or the provisions of Article 20 hereof, neither the Mortgagor nor the Beneficiary will (i) sell, assign, convey, transfer or otherwise dispose of legal or beneficial interests in all or any part of the Property or the beneficial interest in Land Trust, (ii) incur indebtedness, (iii) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part of the Property (or such beneficial interest), (iv) sell, assign, convey, transfer, mortgage, encumber, grant a security interest in, or otherwise dispose of any direct or indirect interest in the Beneficiary (unless, after giving effect to such transfer, a Permitted Owner beneficially owns, directly or indirectly, the Property in accordance with Section 19.1), or (v) file a declaration of condominium with respect to the Property or issue a notice of intent thereof.

          19.1. SALE OF THE PROPERTY; MANAGEMENT OF THE PROPERTY. (i) Neither the Mortgagor nor the Beneficiary shall voluntarily sell, assign, convey, transfer or otherwise dispose of, all or any part of its interest in all or any part of the Property or the beneficial interest in Land Trust (other than Personal Property or Equipment leased to the Beneficiary or the Mortgagor by third parties) unless after giving effect to the proposed transaction,

          (a) the Beneficiary, if the fee title to the Land and Improvements is owned by a land trust, or the Mortgagor, if such fee title is not owned by a land trust, is a single purpose entity which at the time of such transfer will be in compliance with the covenants contained in Sections 3.3 and 3.4 hereof and which has assumed in writing (subject to the terms of Article 38 hereof) and agreed to comply with all the terms, covenants and conditions set forth in this Mortgage, expressly including the covenants contained in Sections 3.3 and 3.4 hereof;

          (b) the Property shall be beneficially owned, directly or indirectly, by a Permitted Owner, provided that in the case of a Permitted Owner which is an entity described in paragraph (a) of the definition of "Approved Control Party" in Article 2 hereof, at least 25% of the beneficial ownership of the Property shall be owned, directly or indirectly, by one or more Principals and/or entities described in paragraphs (b), (c), (d) and (e) of the definition of "Approved Control Party"; and

          (c)  no Event of Default shall have occurred and be continuing;

provided further that any transferee of the beneficial interest in the Land Trust, any beneficiary of a transferee Land Trust and any transferee of fee title to the Land and Improvements if the fee title to the Land and Improvements is not owned by land trust shall execute an assumption in the form of Exhibit E hereto, subject to the provisions of Article 38 hereof, of the obligations of the Beneficiary under this Mortgage.

          In the event of any transfer of any portion of the Property or the beneficial interest in the Land Trust, if the Beneficiary is obtaining for the transferee thereof a title insurance policy, Beneficiary shall obtain and deliver to Mortgagee within ten (10) days following the consummation of such transaction a current dated endorsement of Mortgagee's title insurance policy showing no material adverse change therein, provided, however, that (i) the Beneficiary shall only be required to obtain such endorsement for the Mortgagee if the cost thereof is de minimis and (ii) the failure to obtain such endorsement shall in no way invalidate or be a condition to such transfer.

          Notwithstanding the preceding paragraph or any other provision of this Mortgage, Beneficiary shall cause the Property to be at all times managed by a Pre-Approved Property Manager or another management company approved by the Mortgagee, which approval shall not be unreasonably withheld or delayed.

          (ii) The Beneficiary also may transfer or dispose of or direct the Mortgagor to transfer or dispose of Equipment and fixtures which are being replaced or which is no longer necessary in connection with the operation of the Premises free from the interest of the Mortgagee under this Mortgage, provided that such transfer or disposal will not adversely affect the value of the Property, will not materially impair the utility or operation of the Premises, will not result in a default by landlord, or reduction or abatement of, or right of offset against, the rentals payable under any Lease, and will not materially impair Mortgagor's ability to perform its obligations under the Declaration of Easements, Condominium Deed, Operating Agreement or any Lease, and provided that any new Equipment acquired by the Mortgagor or the

Beneficiary (and not so disposed of) or fixtures shall be subject to the interest of the Mortgagee under this Mortgage unless leased to Mortgagor or Beneficiary. If the original cost or value of equipment or fixtures transferred or disposed of pursuant to this subsection is greater than $1,000,000, then, in advance of such transfer or disposal, the Beneficiary shall deliver to the Mortgagee an Officers' Certificate to the effect that such transfer or disposal complies with the provisions of the Mortgage.
The Mortgagee shall, from time to time, upon receipt of an Officers' Certificate requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument in form satisfactory to it to confirm that such Equipment or fixtures which are to be, or have been, sold or disposed of is free from the interest of the Mortgagee under this Mortgage.

          19.2. INDEBTEDNESS. Neither the Mortgagor nor the Beneficiary will incur, create or assume any indebtedness or incur any liabilities without the consent of the Mortgagee; provided, however, that if no Default or Event of Default shall have occurred and be continuing, the Beneficiary may, without the consent of the Mortgagee, incur, create or assume the following indebtedness:

            (i) the Notes and the other obligations, indebtedness and liabilities secured by this Mortgage or set forth in any other Security Document;

           (ii) amounts, not secured by the Property or any part thereof, payable by or on behalf of the Mortgagor or the Beneficiary for or in respect of the operation of the Property in the ordinary course of operating Beneficiary's business, including amounts payable by or on behalf of the Mortgagor or the Beneficiary to suppliers, contractors, mechanics, vendors, materialmen or other persons providing property or services to the Mortgagor or the Beneficiary or to the Premises, or in connection with the ownership, management, operation, leasing, cleaning, maintenance, repair, replacement, improvement, alteration or restoration thereof incurred in the ordinary course of operating Beneficiary's business;

          (iii) amounts, not secured by the Property or any part thereof, payable or reimbursable to any Tenant on account of work performed at the Premises by such Tenant or for costs incurred by such Tenant in connection with its occupancy of space in the Premises; and

           (iv) indebtedness, not secured by Property or any part thereof, to Tenants to finance leasehold improvements or other costs incurred by a Tenant in connection with its occupancy of its space as long as the agreement evidencing and securing the repayment of any such loan is pursuant to a Lease which otherwise complies with the provisions of
     Article 20;

            (v) indebtedness of the Beneficiary to one or more Affiliates of the Beneficiary, either unsecured or secured by Subordinate Mortgages:

                    (A) which provides that payment of any amounts in respect of such indebtedness shall be made only to the extent that Cash Flow is available to pay such amounts after the payment of all amounts then due and payable on all other indebtedness of the Beneficiary and the Mortgagor (subject, however, to accrual of unpaid amounts) in respect of indebtedness permitted under this clause (v) and further provides that any amounts paid in violation of this clause (A) shall be held in trust by the payee thereof for the benefit of Mortgagee and disgorged to Mortgagee upon demand;

                    (B) which prohibits such Affiliate from exercising any remedies, including accelerating any indebtedness and commencing any action (including the filing of a bankruptcy petition or similar proceeding) against the Beneficiary, Mortgagor or all or any part of the Property for collection of interest, principal or other charges while any Security is outstanding and prohibits such Affiliate from filing a claim in a bankruptcy or similar proceeding commenced by Mortgagor, Beneficiary or, in whole or in part, by one or more Affiliates of Beneficiary and requires that such Affiliate shall vote against any plan presented in such proceeding which would alter the terms of the Notes or the Security Documents (provided that such Affiliate may file a claim in a bankruptcy or similar proceeding commenced by an independent Person);

                    (C) which otherwise is on terms comparable to those which would be negotiated at arm's length by unaffiliated parties;

                    (D) which is incurred for the purpose of funding expenses of improvements to, or Equipment for, the Premises permitted under this Mortgage and is so used;

                    (E) which does not, together with the amount of the Test Indebtedness at the time of the incurrence of such indebtedness, exceed the lesser of $230 million and 75% of the fair market value of the Property, based on an appraisal or appraisal update prepared by Cushman & Wakefield or any other MAI appraiser selected by the Beneficiary (unless reasonably disapproved by the Mortgagee), in form reasonably acceptable to Mortgagee, and dated as of a date not more than six (6) months prior to the incurrence of such indebtedness; and

                    (F) will be satisfied (or released, to the extent that Cash Flow is not available to satisfy such indebtedness) prior to or upon any transfer of the Property to an entity which is not an Affiliate of the Person holding such indebtedness;

           (vi) indebtedness to a Person other than an Affiliate or Beneficiary relating solely to financing of tenant improvement or leasing costs (provided any leasing costs payable to Affiliates shall not be in